UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Rotech Healthcare Inc.

(Name of Registrant as Specified In Its Charter)

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2600 Technology Drive, Suite 300

Orlando, Florida 32804

(407) 822-4600

April 29, 2008

Dear Stockholder:

You are cordially invited to attend the 2008 Annual Meeting of Stockholders of Rotech Healthcare Inc., a Delaware corporation (the “Company”), to be held at the Hyatt Regency, Orlando International Airport, 9300 Airport Boulevard, Orlando, Florida on Tuesday, June 24, 2008, at 8:30 a.m., local time.

The principal business of the meeting will be to (i) elect directors for the ensuing year, (ii) ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008 and (iii) transact such other business as may properly come before the meeting and at any adjournment thereof.

Along with the attached Proxy Statement, also enclosed is a copy of the Company’s 2007 Annual Report to Stockholders, which includes the Company’s financial statements.

If you are not planning to attend the meeting, it is still important that your shares be represented. Please complete, sign, date and return to the Company the enclosed proxy card in the envelope provided at your earliest convenience. If you do attend the Annual Meeting and wish to vote in person, you may withdraw your proxy at that time.

Sincerely,

PHILIP L. CARTER

President and Chief Executive Officer

2600 Technology Drive, Suite 300

Orlando, Florida 32804

(407) 822-4600

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 24, 2008

The 2008 Annual Meeting of Stockholders of Rotech Healthcare Inc., a Delaware corporation (the “Company”), will be held on Tuesday, June 24, 2008, at 8:30 a.m., local time, at the Hyatt Regency, Orlando International Airport, 9300 Airport Boulevard, Orlando, Florida.

The principal business of the Annual Meeting will be to (i) elect directors for the ensuing year, (ii) ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008 and (iii) transact such other business as may properly come before the meeting and at any adjournment thereof.

Stockholders of record at the close of business on Monday, April 28, 2008, the record date for the Annual Meeting, are entitled to notice of the Annual Meeting and to vote the shares held on that date at the Annual Meeting. Stockholders of record of the Company’s common stock may vote their shares by completing and returning the enclosed proxy card. This proxy is being solicited by the Board of Directors of the Company.

In accordance with Delaware corporate law, the Company will make available for examination by any stockholder entitled to vote at the Annual Meeting, for any purpose germane to the Annual Meeting, during ordinary business hours, for at least 10 days prior to the Annual Meeting, at the offices of Rotech Healthcare Inc., 2600 Technology Drive, Suite 300, Orlando, Florida, a complete list of the stockholders entitled to vote at the Annual Meeting, arranged in alphabetical order.

Sincerely,

REBECCA L. MYERS

Secretary and Chief Legal Officer

April 29, 2008

YOUR VOTE IS IMPORTANT

NO MATTER HOW MANY SHARES YOU OWNED ON THE RECORD DATE, PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE AND SIGN IT, AND RETURN IT IN THE ENVELOPE PROVIDED. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, THE COMPANY ASKS FOR YOUR COOPERATION IN PROMPTLY MAILING IN YOUR PROXY CARD.

ROTECH HEALTHCARE INC.

2600 Technology Drive, Suite 300

Orlando, Florida 32804

(407) 822-4600

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Rotech Healthcare Inc. (the “Company”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) of the Company to be held at the Hyatt Regency, Orlando International Airport, 9300 Airport Boulevard, Orlando, Florida, on Tuesday, June 24, 2008, at 8:30 a.m., local time, and any adjournment thereof. The matters to be considered and acted upon at the meeting are set forth in the attached Notice of Annual Meeting. This Proxy Statement, the Notice of Annual Meeting and the form of proxy are first being filed with the Securities Exchange Commission on April 29, 2008 and will be first mailed to stockholders on or about May 14, 2008.

The record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting has been fixed by the Board of Directors as the close of business on Monday, April 28, 2008. There are 25,505,270 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote on each of the matters listed in the Notice of Annual Meeting.

If the accompanying proxy is signed and returned, the shares represented by the proxy will be voted as specified in the proxy. If you execute the enclosed proxy card but do not give instructions, your proxy will be voted as follows: (i) FOR the election of the nominees for directors named below, and (ii) FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008. A stockholder executing a proxy card may revoke it at any time before it is exercised by giving written notice revoking the proxy to the Company’s Secretary at 2600 Technology Drive, Suite 300, Orlando, Florida 32804, by subsequently delivering another proxy bearing a later date or by attending the Annual Meeting and voting in person. Attending the Annual Meeting will not automatically revoke your proxy.

The presence, in person or by proxy, of the holders of common stock representing a majority of the issued and outstanding common stock entitled to vote at the meeting will constitute a quorum. Abstentions and broker non-votes will be treated as present for purposes of a quorum, but will have no effect on the votes required to elect directors or to approve any other matter. Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Company to act as election inspectors for the meeting.

If any other matters are properly presented at the Annual Meeting, the persons named in the form of proxy will be entitled to vote on those matters for you. As of the date of this Proxy Statement, the Company was not aware of any other matters to be raised at the Annual Meeting.

ABSTENTIONS AND “BROKER NON-VOTES”

Stockholders and brokers returning proxies or attending the meeting who abstain from voting will count towards determining a quorum. However, such abstentions will have no effect on the outcome of the election of directors or the approval of any other matter. Broker non-votes (i.e., shares held by brokers or nominees over which the broker or nominee lacks discretionary power to vote and for which the broker or nominee has not received specific voting instructions from the beneficial owner) will be treated as present for purposes of a quorum, but will have no effect on the votes required to elect directors or to approve any other matter.

VOTING REQUIREMENTS

Election of Directors. The election of directors requires a majority of the votes cast for the election of directors; accordingly, the directorships to be filled at the Annual Meeting will be filled by the nominees receiving the affirmative vote of a majority of the votes cast by stockholders represented and entitled to vote at the annual meeting; provided, however, that if the number of nominees for director exceeds the number of directors to be elected, directors will be elected by a plurality of the votes cast.

In the election of directors, votes may be cast in favor of all nominees, or withheld with respect to any or all nominees. The affirmative vote of a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. Votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the vote. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

Other Proposals. The affirmative vote of a majority of the votes cast for or against each proposal by stockholders entitled to vote at the Annual Meeting is required to approve each such proposal other than the election of directors. An abstention from voting on any proposal will be treated as “present” for quorum purposes. However, since an abstention is not treated as a “vote” for or against the proposal, it will have no effect on the outcome of the vote.

EXPENSE AND MANNER OF SOLICITATION

The Company will bear the cost of this solicitation, including amounts paid to banks, brokers and other record owners to reimburse them for their expenses in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company’s common stock. The solicitation will be by mail, with the material being forwarded to the stockholders of record and certain other beneficial owners of the common stock by the Company’s officers and other employees (at no additional compensation). Such officers and employees may also solicit proxies from stockholders by personal contact, by telephone or by any other means if necessary in order to assure sufficient representation at the Annual Meeting. The Company has also retained The Altman Group to assist in distributing and soliciting proxies, as necessary, with respect to shares of common stock held of record by brokers, nominees and institutions. The Company does not anticipate that the costs of such proxy solicitation firm will exceed $3,000, plus its out-of-pocket fees and expenses.

IDENTIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

Directors

The Board of Directors has nominated the following five (5) director nominees for election at the Annual Meeting: Philip L. Carter, Arthur J. Reimers, James H. Bloem, Edward L. Kuntz and Arthur Siegel. Please see “Proposal 1—Election of Directors” for the names, ages and business experience of each of the Company’s director nominees for election at the Annual Meeting.

Executive Officers

Pursuant to the Company’s By-laws, its officers are chosen annually by the Board of Directors and hold office until their respective successors are chosen and qualified.

Philip L. Carter, age 59, became President, Chief Executive Officer and a director of the Company in December 2002. From March 2002 to November 2002, Mr. Carter was self-employed. From May 1998 to February 2002, Mr. Carter was the Chief Executive Officer and a director of Apria Healthcare Group Inc., a publicly traded healthcare company. Prior to joining Apria Healthcare Group Inc., Mr. Carter had served as President and Chief Executive Officer of Mac Frugal’s Bargains Close-Outs Inc., a chain of retail discount stores, since 1995.

Michael R. Dobbs, age 58, became Chief Operating Officer of the Company in January 2003. Prior to joining the Company, Mr. Dobbs was an officer of Apria Healthcare Group Inc., a publicly traded healthcare company, serving as Executive Vice President, Logistics from January 1999 to January 2003 and as Senior Vice President, Logistics from June 1998 to January 1999. Prior to joining Apria Healthcare Group Inc., Mr. Dobbs served as Senior Vice President of Distribution for Mac Frugal’s Bargains Close-Outs Inc., a chain of retail discount stores, from 1991 to 1998.

Steven P. Alsene, age 39, became Chief Financial Officer and Treasurer of our company in September 2006. Prior to his formal appointment as Chief Financial Officer and Treasurer, Mr. Alsene served in such capacity on an interim basis since June 2006. Mr. Alsene joined our company in June 2003 as the Vice President of Internal Audit and has also served as our Vice President of Finance. From June 1999 to June 2003, Mr. Alsene was the Head of Corporate Audit Services of Harcourt Education, a division of Reed Elsevier PLC. From 1992 to 1999, Mr. Alsene served in various audit department capacities including audit manager with PricewaterhouseCoopers LLP. Mr. Alsene is a certified public accountant in the State of Florida. He received his Bachelor of Science in Accounting from Florida State University and holds a Masters in Accounting from Florida State University.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The compensation committee of the Board of Directors has overall responsibility with respect to the design, approval and evaluation of the executive compensation plans, policies and programs of the Company. The compensation committee ensures that the total compensation paid to the Company’s executives is fair, reasonable and competitive. This compensation discussion and analysis discusses the compensation objectives of the Company and the decisions and the rationale behind those decisions relating to 2007 compensation for the Company’s principal executive officer, principal financial officer and other executive officers, referred to herein as the “named executive officers”. As used in this proxy statement, “we”, “our”, “us” and the “Company” refer to Rotech Healthcare Inc.

Compensation Philosophy and Objectives of our Compensation Program

The compensation committee’s executive compensation philosophy supports the Company’s overall business strategy and has at its core a strong link between pay, performance and retention. The compensation committee believes that the most effective executive compensation program is one that is designed to:

•	reward the achievement of specific annual, long-term and strategic goals by the Company;

•	align the named executive officers’ interests with those of the stockholders by rewarding performance above established goals, with the ultimate objective of improving stockholder value;

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create a direct relationship between pay levels, corporate performance, the Company’s compliance with all applicable laws and regulations, the provision of quality services to the Company’s customers and returns to stockholders; and

•	provide overall competitive pay levels, create proper incentives to enhance stockholder value and reward superior performance in light of the returns available to stockholders.

The compensation committee evaluates both performance and compensation to ensure that the Company maintains its ability to attract and retain superior employees in key positions and that compensation provided to named executive officers remains competitive relative to the compensation paid to similarly situated executives in our industry. To that end, the compensation committee believes compensation packages provided by the Company to our named executive officers should include both cash and stock-based compensation that reward performance as measured against established goals.

Determination of Compensation

How we structure compensation

Compensation of our named executive officers consists of three components: base salary, annual incentive awards and long-term incentive awards.

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Base Salary. Base salary levels have been established in order to attract and retain our named executive officers, commensurate with their level of responsibility within the organization and compensation paid to similarly situated individuals at comparable companies. We pay base salary in order to provide named executive officers with sufficient, regularly-paid income and to attract, recruit and retain the named executive officers with the knowledge, skills and abilities necessary to successfully execute their job duties and responsibilities.

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Annual Incentive Awards. Annual incentives closely link the named executive officer’s pay with performance in areas that are critical to the Company’s short-term operating success. We grant the named executive officers the opportunity to earn annual incentives in order to be competitive from a total remuneration standpoint and to ensure that executive compensation is focused on annual financial and operating results. Both base salary and annual incentives are designed to reward annual achievements and be commensurate with the named executive officer’s scope of responsibilities, demonstrated leadership abilities, and management experience and effectiveness.

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Long-Term Incentive Awards. Long-term incentives motivate our named executive officers to make decisions that are in the best interests of the Company’s stockholders and reward them for the sustained creation of stockholder value. We provide our named executive officers the opportunity to earn long-term compensation in order to be competitive from a total remuneration standpoint and to ensure a focus on stockholder return. Our long-term elements of compensation focus on motivating and challenging the named executive officers to achieve superior, longer-term, sustained results.

The Company and the compensation committee intend that the components of the executive compensation program will support the Company’s compensation philosophy, reinforce the Company’s overall business strategy, and ultimately drive stockholder value creation. The Company has entered into employment agreements with its Chief Executive Officer and Chief Operating Officer and a letter agreement with its Chief Financial Officer which provide many of the terms of the compensation to be paid to such named executive officers, such as minimum base salary and bonus targets.

These programs enable us to reinforce our pay for performance philosophy, as well as strengthen our ability to attract and retain highly qualified named executive officers. We strive to achieve an appropriate mix between equity incentive awards and cash payments in order to meet our objectives. We believe that this combination of base salary, annual incentives and long-term incentives provides an appropriate mix of fixed and variable pay, balances short-term operational performance with long-term stockholder value, and encourages executive recruitment and retention. We combine the compensation elements for each named executive officer in a manner we believe optimizes the named executive officer’s contribution to the Company. We believe the most important indicator of whether our compensation objectives are being met is our ability to motivate our named executive officers to deliver superior performance and retain them to continue their careers with us on a cost-effective basis.

In allocating the Company’s mix of base salary, bonus and equity compensation, the compensation committee believes a significant percentage of the total potential compensation of the Company’s named executive officers should be at risk based on achieving specific performance-based goals, because these named executive officers have the greatest ability to influence the Company’s performance. For 2007, over 40% of Mr. Carter’s, Mr. Dobbs’ and Mr. Alsene’s target total annual compensation was performance-based.

How we determined 2007 compensation

The compensation committee, taking into account recommendations made by the Chief Executive Officer and directors not serving on the compensation committee, determined all compensation for each named executive officer for 2007. The compensation committee has established a number of processes to assist it in ensuring that the Company’s executive compensation program is achieving its objectives. Among those are:

•	assessment of Company performance;

•	assessment of individual performance;

•	industry comparison; and

•	total compensation review.

We rely upon our judgment in making compensation decisions, after reviewing the performance of the Company and carefully evaluating a named executive officer’s performance during the year against established goals, leadership qualities, operational performance, business responsibilities, the named executive officer’s career with the Company, current compensation arrangements and long-term potential to enhance stockholder value. We consider competitive market compensation paid by other companies in our industry, but we do not use peer group analyses to benchmark the compensation paid to our named executive officers, attempt to maintain a certain target percentile within a peer group or otherwise rely on that data to determine executive compensation.

In the past, the compensation committee engaged the services of Mercer Human Resource Consulting LLC (“Mercer”) in order to conduct a survey and review of the Company’s salary, stock incentive award and benefits history for executive officers against both general industry and competitor comparison groups. Based on this review, which was completed in 2004, the compensation committee found the Company’s Chief Executive Officer’s and named executive officers’ total compensation, individually and in the aggregate, to be reasonable and not excessive. The compensation committee does not currently have a contractual arrangement with any compensation consultant who has a role in determining or recommending the amount or form of named executive officer or director compensation. Going forward, the compensation committee may seek the advice of Mercer or another compensation consultant on an “as needed” basis and for special projects related to executive, director and other employee compensation.

On April 18, 2008, the Board of Directors approved a cash bonus program under which the named executive officers are eligible to receive a bonus, payable in six equal monthly installments beginning in April 2008. With respect to 50% of the named executive officer’s total potential bonus under the arrangement, which totals approximately $715,000 in the aggregate for Messrs. Carter, Dobbs and Alsene, such amount will be payable subject to the Company’s compliance with certain conditions contained in the Credit Agreement, dated as of March 30, 2007 by and among the Company and several banks and financial institutions (the “Credit Agreement”) and the Indenture dated as of March 26, 2002 by and among the Company, certain guarantors named therein and The Bank of New York. With respect to the remaining 50% of the named executive officer’s total bonus, which totals approximately $715,000 in the aggregate for Messrs. Carter, Dobbs and Alsene, such amount will be payable unless otherwise directed by, and in the discretion of, the compensation committee (with respect to the bonus payable to Mr. Carter) or Mr. Carter (with respect to the bonuses payable to Messrs. Dobbs and Alsene).

Base Salary

Base salary is the guaranteed element of employees’ annual cash compensation. The value of base salary reflects the named executive officer’s long term performance, skill set and the market value of that skill set. The compensation committee reviews each named executive officer’s base salary annually in light of his individual performance, management’s overall accomplishments, the complexity of the Company’s business, the Company’s financial performance and compensation levels of similarly titled officers of industry competitors. In setting base salaries for 2007, the compensation committee considered, among other factors, the following:

•	the named executive officer’s level of responsibility within the organization;

•	pay levels at other companies that compete with the Company for executive talent;

•	individual performance (which includes performance on financial goals and non-financial goals);

•	the named executive officer’s experience, tenure and future potential;

•	the Company’s economic environment;

•	the Company’s financial performance; and

•	other performance-related factors used by the compensation committee to determine annual incentive awards, described in more detail herein.

The compensation committee reviewed and determined the 2007 and 2008 base salaries for our named executive officers at its meetings held on November 20, 2006 and November 19, 2007, respectively. The effective date of the base salary increases for the named executive officers was based on the named executive officer’s starting date with the Company.

Philip L. Carter

Effective on December 9, 2002, Mr. Carter became President and Chief Executive Officer of the Company pursuant to his employment agreement executed on November 1, 2002. Under the terms of Mr. Carter’s employment agreement, his base salary is reviewed by the Board or the compensation committee at least annually. Mr. Carter’s 2007 annual base salary was increased by approximately 3.3% over the prior year to $950,000 per year. The Company’s financial performance during 2006 and 2007 was significantly negatively impacted by reductions in Medicare reimbursement rates and other factors outside of the Company’s control. Despite Mr. Carter’s individual performance which the Board deemed to be acceptable during 2006 and continued outstanding leadership, the compensation committee decided to limit the increase in Mr. Carter’s 2007 base salary due, in large part, to the adverse regulatory changes experienced by the Company over the past several years which have significantly negatively impacted the Company’s financial performance. In addition, effective December 9, 2007, Mr. Carter’s base salary was increased to $980,000 per year in order to provide a general cost-of-living increase.

Michael R. Dobbs

Mr. Dobbs has served as the Company’s Chief Operating Officer since January 13, 2003. Under the terms of Mr. Dobbs’ employment agreement, his base salary is reviewed by the Board or the compensation committee at least annually. Mr. Dobbs’ annual base salary was increased by approximately 2.9% to $535,000 for 2007 in recognition of his continued success in achieving business results including increases in both oxygen and drug patient counts and other durable medical equipment respiratory product counts, promoting our core values and keys to success, enhancing operating efficiencies and demonstrating leadership. In addition, effective January 13, 2008, Mr. Dobbs’s base salary was increased to $550,000 per year in order to provide a general cost-of-living increase.

Steven P. Alsene

Mr. Alsene has served as the Company’s Chief Financial Officer and Treasurer since September 2006. Prior to his formal appointment as Chief Financial Officer and Treasurer, Mr. Alsene served in such capacity on an interim basis since June 2006. Mr. Alsene’s annual rate of base salary was increased by approximately 16.7% over the prior year to $300,000 for 2007 in recognition of his promotion to Chief Financial Officer in June 2007. In addition, effective January 1, 2008, Mr. Alsene’s base salary was increased to $310,000 per year in order to provide a general cost-of-living increase.

The compensation and other benefits of Mr. Carter and Mr. Dobbs are specified in their respective employment agreements, the material terms of which are summarized below in the “Named Executive Officer Agreements” section of this proxy statement. The amounts received by Messrs. Carter, Dobbs and Alsene as salary in 2007 are shown in the “Salary” column of the Summary Compensation Table.

We believe that the current base salaries for our named executive officers are consistent with compensation objectives established by the compensation committee.

Annual Incentive Plan

General

Annual incentive compensation is an integral part of the Company’s compensation program. Each year the compensation committee establishes an annual incentive award plan for members of senior management, including each of the Company’s named executive officers. Payments of bonus awards to our named executive officers under such programs are based on the compensation committee’s assessment of the Company’s and each named executive officer’s performance measured against previously set financial objectives and the achievement of certain strategic goals. Generally, the compensation committee sets the performance target levels such that the relative difficulty of achieving the target level is consistent from year to year. Achievement of these goals is substantially uncertain at the time such goals are established.

A description of the annual incentive compensation plan is set forth below. While we describe the performance measures, the weighting of the performance measures, the target opportunities and the general operation of the annual incentive plan, we have not disclosed the specific financial and other performance target levels due to the confidential nature of such information. We believe that publication of such confidential and proprietary quantifiable targets and other specific goals for the Company and its officers could place the Company at a competitive disadvantage.

Rotech Healthcare Inc. Performance Bonus Plan

On December 18, 2006, the compensation committee approved the adoption by the Company of the Rotech Healthcare Inc. Performance Bonus Plan (the “Performance Bonus Plan”), which plan went into effect beginning with the Company’s 2007 fiscal year. The Performance Bonus Plan is designed to reward members of senior management and other key employees of the Company, including our named executive officers if specific, objective, predetermined performance goals are achieved during a given performance period. The Performance Bonus Plan is administered by the compensation committee. Eligible employees under the Performance Bonus Plan for a given period are members of senior management and other key employees of the Company who are designated by the committee.

Awards to participants will be based on predetermined objective performance goals, which shall provide for a targeted level or levels of achievement using certain Company performance measurements which may include earnings before interest, taxes, depreciation and amortization (“EBITDA”), net income, revenues and any other objective and measurable criteria tied to the Company’s performance. The specific performance goals for a given period will be established in writing by the committee in its discretion. The committee, in its discretion, will also establish a target award for each participant under the Performance Bonus Plan which will be expressed as a percentage of such participant’s base salary or a specific dollar amount, as determined by the compensation committee. The maximum amount of compensation that may be paid to a participant pursuant to the Performance Bonus Plan is $3,000,000 per year.

The compensation committee will determine whether, and the extent to which, bonuses are payable pursuant to the Performance Bonus Plan. All bonuses under the Performance Bonus Plan are paid in cash. Bonus awards to participants under the Performance Bonus Plan will be consistent with such participant’s employment agreement or other written agreement with the Company, if any, that covers the subject of bonus payments and, to the extent that a participant is a party to such an agreement with the Company, the Performance Bonus Plan will not create any bonus opportunity beyond that established in such participant’s written agreement with the Company.

As contemplated in their respective employment agreements, the Performance Bonus Plan provided Mr. Carter and Mr. Dobbs with a cash bonus opportunity of up to 100% of their respective 2007 annual base salaries and Mr. Alsene with a cash bonus opportunity of up to 75% of his annual rate of base salary. These target opportunities were the same for 2006. These incentive targets were also derived in part from the compensation committee’s judgment on the impact that the positions of chief executive officer, chief operating officer and chief financial officer have on our short-term operating success, total stockholder return, their relative value to the Company and the desire to maintain a consistent annual incentive target for the chief executive officer, chief operating officer and chief financial officer positions. The amount each named executive officer actually receives, if any, depends on the Company’s achievement of specific financial and performance targets and the named executive officer’s continued employment with the Company.

For 2007, target annual incentive compensation comprised approximately 40% of the total annual compensation for the named executive officers. The compensation committee believes annual incentive compensation comprising such percentage of total annual compensation for the named executive officers is appropriate because:

•	the named executive officers are in positions to drive corporate performance;

•	results beneficial to stockholders will trigger incentive compensation payments to the named executive officers;

•	this compensation is “at risk” and earned only if financial results warrant any payments; and

•	tying a significant percentage of total target annual compensation to incentive payments helps ensure focus on the incentive goals.

In 2006, 90% of the bonus target amount was equally allocated among 2006 revenue, EBITDA and earnings per share, and 10% of the bonus target amount was allocated to quality of patient care objectives, because of our commitment to providing high quality services. However, for 2007,the compensation committee removed the quality of patient care objectives as a performance measure in order to focus the named executive officers on the achievement of certain financial targets, as more fully described below.

Under the Performance Bonus Plan, 50% of the bonus target amount was equally allocated among three measures of financial performance related to the Company’s 2007 revenue, EBITDA, and earnings per share. The target growth rates are generally developed through the Company’s annual financial planning process, whereby we assess the future operating environment and build projections of anticipated results. The compensation committee believes that revenue, EBITDA, and earnings per share are important and relevant measurements in assessing how well or how poorly the Company is performing from a financial standpoint. In particular, earnings per share is a generally accepted accounting principle (GAAP) measurement and a key driver of stockholder return over the long-term. EBITDA is defined under our Credit Agreement and generally means net income plus: (i) income tax expense; (ii) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with indebtedness; (iii) depreciation and amortization expense; (iv) amortization of intangibles and organization costs; and (v) extraordinary, unusual or non-recurring expenses or losses. The compensation committee believes that these performance measures will motivate our named executive officers to focus on meeting annual goals that lead to our long-term success. The compensation committee believes that the near-term growth of the Company’s overall business and its profitability are the most important objectives currently facing the Company, and accordingly, allocated a significant portion of the annual bonus opportunity to performance measures that will encourage the named executive officers to focus directly on those objectives.

The remaining 50% of the bonus target amount was allocated to a monthly revenue performance goal. Each named executive officer was eligible to receive a monthly payout equal to one-twelfth (1/12) of 50% of such named executive officer’s 2007 target award under the Performance Bonus Plan if the Company’s monthly revenue for 2006 exceeded its revenue for the same month during 2007. These monthly payouts were not subject to forfeiture if the 2007 annual performance goals under the Performance Bonus Plan were not achieved. However, in the event that one or more of the 2007 annual performance goals was achieved, each named executive officer was entitled to receive the greater of (i) the aggregate amount of the monthly payments received during 2007 and (ii) the amount payable under the Performance Bonus Plan based upon the achievement of the 2007 annual performance goals. The monthly payout opportunity was established in order to provide a greater incentive for senior management to achieve near-term revenue growth.

For each financial performance measure there is a minimum performance goal that must be achieved in order for the bonus to be paid at the maximum level with respect to that measure. If the Company does not meet the threshold level for a particular performance measure, no bonus is payable with respect to that performance measure. The bonus award increases on a directly proportional basis from 0% to 100% of the maximum bonus award for each performance measure, based on the amount by which the threshold amount is exceeded for that performance measure.

As discussed above, the financial performance targets generally are set based on the Company’s annual financial planning process, whereby we assess the future operating environment and build projections of anticipated results. Upon completion of the fiscal year, the compensation committee assesses the performance of the Company for each performance goal comparing the actual fiscal year results to the pre-determined levels for each objective. In 2006, the Company did not meet the financial performance targets, but did meet the quality of patient care objective. Accordingly, each of the named executive officers earned 10% of their respective target bonus amounts in 2006. For 2007, only the monthly revenue performance goal under the Performance Bonus Plan was met in 2007 and paid each month. The bonuses paid to the named executive officers for 2007 appear in the Summary Compensation Table under the “Nonequity Incentive Plan Compensation” column.

The compensation committee approved the award of a discretionary cash bonus for 2007 to Mr. Carter, in the amount of $316,667 (i.e., one-third of his base salary). This discretionary cash bonus was awarded in accordance with the terms of his employment agreement with the Company and is in addition to any amounts otherwise paid pursuant to the Company’s Performance Bonus Plan. In awarding this bonus, the compensation committee took into account, among other things, the leadership displayed by Mr. Carter, his strong individual performances despite the difficult regulatory environment in which the Company operates, success in achieving certain targeted business results including increases in both oxygen and drug patient counts and other durable medical equipment respiratory product counts during 2007, promoting our core values and keys to success.

For 2008, the compensation committee has designated each of the Company’s named executive officers as participants in the Performance Bonus Plan. Bonuses payable to participants under the Performance Bonus Plan for 2008, if any, will be determined by the compensation committee upon the achievement of the 2008 performance goals established by the compensation committee related to the Company’s revenue, EBITDA and earnings per share. These financial performance goals are subject to a dollar for dollar adjustment to reflect decreases in government reimbursement.

In addition, the compensation committee has determined that Mr. Carter and Mr. Dobbs will have a 2008 target award under the Performance Bonus Plan of 100% of their respective 2008 annual rates of base salary and Mr. Alsene will have a 2008 target award of 75% of his 2008 annual rate of base salary. These target awards are consistent with each such named executive officer’s employment or letter agreement with the Company and were derived in part from the compensation committee’s judgment on the impact that the positions of chief executive officer, chief operating officer and chief financial officer have on our short-term operating success, total stockholder return, their relative value to the Company and the desire to maintain a consistent annual incentive target for the chief executive officer, chief operating officer and chief financial officer positions. Each participant’s target award has been equally allocated among the three performance goals established by the Committee related to the Company’s 2008 revenue, EBITDA and earnings per share. Accordingly, each named executive officer will be paid one-third (1/3) of his target award based on the Company’s achievement of each 2008 annual performance goal as follows: (i) up to one-third (1/3) of the bonus entitlement may be paid quarterly if 2008 EBITDA exceeds 2007 EBITDA; (ii) up to one-third (1/3) of the bonus may be paid in 2009 based on the achievement of day sales outstanding; and (iii) one-third (1/3) of the bonus will be paid in 2009 if 2008 EBITDA exceeds a certain threshold.

Long-Term Incentive Plans

Equity Incentives

We provide long-term incentives to our named executive officers in the form of stock options which may be granted under the Rotech Healthcare Inc. Common Stock Option Plan (the “Option Plan”).

The equity awards under the Option Plan have been designed to encourage our named executive officers to focus on the creation of long-term stockholder value. Stock options provide incentives to our named executive officers to work toward increasing the price of our common stock in order to more closely align the named executive officers’ interests with those of our stockholders by rewarding absolute stock performance, and are subject to market factors that may be unrelated to the Company’s business. The compensation committee believes that stock options reward goals that are important to our stockholders.

Prior to December 31, 2007, performance shares could have been granted to the named executive officers under the Rotech Healthcare Inc. Senior Management Incentive Plan (2005-2007) (the “Incentive Plan”). Performance shares reward the named executive officers based on the attainment of specific long-term objectives that are directly related to the Company’s performance and that align with the creation of stockholder value. However, as further discussed below, the Incentive Plan expired on December 31, 2007 and none of the performance targets were achieved. Accordingly, no performance shares were granted under the Incentive Plan.

Stock Options

The Option Plan is intended to advance the interests of the Company and its stockholders by providing officers, directors, employees and important consultants of the Company, through the grant of options to purchase shares of the Company’s common stock, with the opportunity to have a larger personal and financial interest in the success of the Company. Stock options help align our named executive officers’ incentives with stockholders’ incentives because stock options have value only if our stock price increases over time. The Company’s stock options which have a ten year term and an exercise price equal to at least the fair market value on the date of the grant help focus the named executive officers on long-term growth. The compensation committee believes that stock options can be valuable in attracting and retaining highly qualified management personnel and in providing additional motivation to our named executive officers to use their best efforts on behalf of the Company. In addition, the compensation committee believes that the grant of stock options is a significant component in the retention of our named executive officers because stock options granted under the Option Plan generally vest over a three-year period in twelve equal quarterly installments (subject to accelerated vesting in connection with certain terminations of employment or upon a “change in control” of the Company).

There is currently a total of 7,025,000 shares reserved for issuance under the Option Plan, under which any individual plan participant is eligible to be awarded in the aggregate in any one calendar year up to 1,000,000 shares. As of April 25, 2008, there were options to purchase an aggregate of 4,631,917 shares of the Company’s common stock outstanding under the Option Plan of which, options to purchase 4,631,917 shares had an exercise price of at least $0.53 per share and in certain instances, an exercise price of up to $27.55 per share. Due to declines in our stock price, as of the date of this proxy statement, a significant percentage of these outstanding options are “out-of-the-money” and are substantially less valuable than they were when such options were granted by the Company. The exercise price of options granted under the Option Plan is generally based on the closing sales price of the Company’s common stock as quoted on NASDAQ on the date of grant. As of April 25, 2008, the Company had 1,983,811 shares available for grant under the Option Plan. In fiscal 2007, an aggregate of 1,180,000 options to purchase shares of our common stock under the Option Plan were granted to all employees of the Company.

On April 17, 2007, the Company granted options to purchase 750,000 and 400,000 shares of the Company’s common stock to Messrs. Carter and Dobbs, respectively. Such awards vest over a three-year period in twelve equal quarterly installments (subject to accelerated vesting in connection with certain terminations of employment or upon a “change in control” of the Company).

2005 Accelerated Vesting of Outstanding Options

In November 2005, prior to the effective date of FASB Statement 123R, upon the recommendation of the compensation committee, the Board of Directors approved the acceleration of the vesting of all the previously unvested stock options granted under the Option Plan, effective November 22, 2005, representing options exercisable for a total of 1,148,187 shares of the Company’s common stock, including a total of 436,309 shares of common stock underlying options held by the Company’s named executive officers. The effect of this acceleration was to avoid significant compensation expenses that would have been required for awards that vested after 2005. Because of this acceleration, no amounts were included as compensation from stock options on the 2007 Summary Compensation Table. Typically, the Summary Compensation Table would reflect compensation income to the named executive officers over the vesting period.

Senior Management Incentive Plan

Our Incentive Plan was intended to benefit the Company’s stockholders by providing a multi-year incentive and reward compensation program for a limited group of key members of senior management whose contributions, services and decisions are expected to have a long-term impact on the Company’s success. The participants in the Incentive Plan were key members of senior management and certain divisional directors, including our named executive officers.

The Incentive Plan provided our named executive officers with the opportunity to receive fully vested, unrestricted, Company common stock if certain Company performance goals were achieved, aligning named executive officers’ interests with stockholders’ interests and providing an ownership stake in the Company. The awards were structured based on the Company’s future achievement of revenue goals and goals based on the Company’s EBITDA over a time period of three years which ended on December 31, 2007. While we describe the performance measures and the general operation of the Incentive Plan we have not disclosed the specific financial and other performance target levels due to the confidential nature of such information. We believe that publication of such confidential and proprietary quantifiable targets and other specific goals for the Company and its officers could place the Company at a competitive disadvantage. Generally, the compensation committee sets the performance target levels such that the relative difficulty of achieving the target level is consistent from year to year. Achievement of these goals was substantially uncertain at the time such goals were established.

The Incentive Plan covered a three-year incentive period, that commenced on January 1, 2005 and ended on December 31, 2007. As of January 1, 2005, the compensation committee established certain minimum and target goals for the aggregate revenue of the Company for the three-year period and average EBITDA of the Company over the three-year period (the “Performance Objectives”). If the Performance Objectives were met, each plan participant in the Company’s employ on February 15, 2008 would have been entitled to receive shares of the Company’s common stock having an aggregate value equal to his or her annualized rate of base salary from the Company as in effect on that date.

Under the terms of the Incentive Plan, the target payout was the maximum payout possible and such payout would have been triggered if the Company met each of the revenue and EBITDA-based Performance Objectives established under the Incentive Plan. If the aggregate revenue-based Performance Objective and the minimum average EBITDA-based Performance Objective were met for the three year period under the Incentive Plan but the target average EBITDA-based Performance Objective was not met, then the maximum number of shares to be issued to a plan participant would have been reduced by 20%. If the Company’s actual aggregate revenue and average EBITDA results for the three-year period did not meet the Performance Objectives previously determined by the compensation committee, no awards would be paid under the Incentive Plan.

On November 19, 2007, the compensation committee reviewed the Company’s actual aggregate revenue and average EBITDA results for the three-year period compared to the Performance Objectives established by the compensation committee under the Incentive Plan. For the 2007 fiscal year, performance targets were not achieved and no bonus was paid to the named executive officers. On December 31, 2007, the Incentive Plan expired.

Perquisites and Other Compensation

Perquisites

The Company’s named executive officers have limited perquisites. We pay health insurance premiums as well as excess life insurance premiums for our named executive officers. In addition, the Company provides Mr. Carter and Mr. Dobbs with a company car and reimbursement for reasonable vehicle expenses (including payment for gas, automobile service and insurance). Mr. Alsene is also provided with a vehicle allowance. The objective of perquisites is to facilitate the performance of the named executive officer’s work for the Company. For example, the compensation committee determined that automobile allowances and the provision of company cars to certain named executive officers are cost-effective benefits that are common to the industry and are designed to aid in our ability to attract executives and be competitive with the perquisites provided to executives in positions of comparable responsibility in comparable companies. The compensation committee reviews perquisites every year as part of their competitive total remuneration analysis.

Employee Profit Sharing Plan

We provide our named executive officers and other employees with income for their retirement through a profit sharing plan titled the Rotech Healthcare Inc. Employees Plan (the “Employees Plan”), which is intended to be a tax-qualified defined contribution plan. The Employees Plan is broad-based and provides retirement benefits to Company employees within limits specified in the Internal Revenue Code. The Employees Plan was established effective as of March 26, 2002. The Company contributed 250,000 shares of Series A Convertible Redeemable Preferred Stock (the “Series A Preferred”) to the Employees Plan on its effective date. The Employees Plan contains limitations on the amount of additional contributions the Company can make in the future, including limitations on annual contributions both in the aggregate and with respect to any individual employee. Company contributions to the Employees Plan are fully discretionary. There are no employee contributions under the Employees Plan. There were no Company contributions made to the plan for the years ended December 31, 2006 or 2007. Any contributions made by the Company to the plan are allocated to individual participant accounts on the basis of the respective compensation of each participant, as compared to the aggregate compensation of all participants. Each plan participant’s benefits will be fully and immediately vested. Each share of the Company’s Series A Preferred entitles the holder to an annual cumulative dividend equal to 9% of its stated value, payable semi-annually at the discretion of the Board of Directors in cash or additional shares of Series A Preferred.

Effective December 5, 2003, the Board of Directors adopted a policy of declaring dividends to the holders of the Series A Preferred under the Employees Plan on an annual basis, with each such declaration to be made at the annual meeting of the Board of Directors, which takes place each year immediately after the Company’s annual meeting of stockholders, with respect to dividends payable for the preceding year. Such policy commenced at the 2004 annual meeting of the Board. At each of the 2006 and 2007 annual meetings of the Board of Directors, dividends in the amount of $450,000 were declared on the Series A Preferred. The 2006 dividend was paid in January 2007 and the 2007 dividend was paid in January 2008. The named executive officers each received dividends on preferred stock held in the Employees Plan in the amounts shown in the “All Other Compensation” column of the Summary Compensation Table.

401(k) Plan

We also have a 401(k) plan in which named executive officers and other employees can participate. However, currently, Mr. Alsene is the only named executive officer who participates in the plan. Both the 401(k) and the profit sharing plans are designed to enable eligible employees to save for retirement on a tax-deferred basis. The 401(k) plan provides a matching Company contribution equal to 50% on the first $1,000 of compensation deferred.

The perquisites and other compensation received by Messrs. Carter, Dobbs and Alsene are shown in the “All Other Compensation” column of the Summary Compensation Table.

Post-Employment Compensation

Separation Benefits

Each of the employment agreements with Messrs. Carter, Dobbs and Alsene provide for certain payments and benefits to the named executive officers in connection with his termination of employment. The payment of separation benefits under each of the named executive officers’ employment agreement will be paid in connection with a termination by the Company without “cause” or by the named executive officer for “good reason”. In addition, if Messrs. Carter or Dobbs are terminated as a result of a “change in control” of the Company, they are each entitled to separation benefits as well as a gross-up for any “golden parachute” excise tax incurred as a result of the payment of separation benefits. Effective April 18, 2008, Mr. Alsene’s letter agreement was amended to provide for a change of control payment in the event of the closing of a “change of control” of the Company. Each of the named executive officers’ unvested stock options will become fully vested if there is a change in control of the Company or if their employment is terminated by the Company without cause or by the named executive officer for good reason within 18 months after a change in control of the Company. These separation benefits and the separation benefits provided under the Company’s compensation plans are described in more detail below in the section entitled Potential Payments Upon Termination or Change in Control.

These separation benefits are designed to facilitate the Company’s ability to attract and retain named executive officers as the Company competes for talented executives where such protections are commonly offered. These benefits are intended to allow the named executive officers to focus on stockholder interests by enabling the named executive officers to consider corporate transactions that are in the best interests of the stockholders and other constituents of the Company without undue concern over whether the transactions may jeopardize the named executive officer’s own employment.

Other Matters

Impact of Tax and Accounting Treatment

As a general matter, the compensation committee reviews and considers the various tax and accounting implications of compensation vehicles utilized by the Company.

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) precludes a public corporation from taking a deduction for compensation in excess of $1 million in any taxable year for its chief executive officer or any of its four other highest paid executive officers, unless certain specific and detailed criteria are satisfied. The compensation committee considers the anticipated tax treatment to the Company and the executive officers in its review and establishment of compensation programs and payments. Interpretations of and changes in applicable tax laws and regulations as well as other factors beyond the compensation committee’s control also can affect deductibility of compensation. For these and other reasons, the compensation committee has determined that it will not necessarily seek to limit executive compensation to that deductible under Section 162(m) of the Code. The compensation committee will continue to monitor developments and assess alternatives for preserving the deductibility of compensation payments and benefits to the extent reasonably practicable, consistent with its compensation policies and as determined to be in the best interests of the Company and its stockholders.

Beginning on January 1, 2006, the Company began accounting for stock-based payments including with respect to its Option Plan in accordance with the requirements of Statement of Financial Accounting Standards 123 (revised 2004) (“FAS No. 123R”). When determining amounts of grants under the Option Plan to our named executive officers and employees, the compensation committee examines the accounting cost associated with the grants.

2007 SUMMARY COMPENSATION TABLE

The following table sets forth the compensation earned by or awarded to, as applicable, the Company’s principal executive officer, principal financial officer and other executive officers during 2007, such officers are referred to herein as the “named executive officers”.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)		Total ($)
Philip L. Carter,	2007	$950,000	$316,667	—	$79,502	$475,000	$18,843	(4)	$1,840,012
President and Chief Executive Officer (principal executive officer)	2006	$920,000	$306,666	—	—	$92,000	$12,090	(4)	$1,330,756

Steven P. Alsene,	2007	$277,945	—	—	$24,007	$103,125	$17,862	(5)	$422,939
Chief Financial Officer (principal financial officer)	2006	$178,321	—	—	$3,001	$18,750	$3,453	(5)	$203,525

Michael R. Dobbs,	2007	$535,000	—	—	$42,401	$267,500	$16,103	(5)	$861,004
Chief Operating Officer	2006	$520,000	$173,333	—	—	$52,000	$8,690	(6)	$754,023

(1)	Represents a discretionary bonus paid to Mr. Carter in accordance with his employment agreement for fiscal year 2007 and discretionary bonuses paid to Messrs. Carter and Dobbs in accordance with their employment agreements for fiscal year 2006.

(2)	The amounts in the option awards column represent the proportionate amount of the total fair value of stock options recognized by us as an expense in 2007 and 2006 for financial accounting purposes, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The fair values of these awards and the amounts expensed in 2007 and 2006 were determined in accordance with FAS No. 123R. For additional information regarding the Company’s option grants, please refer to Note 12 of the Company’s audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007.

(3)	For fiscal year 2007, these payments represent bonus compensation earned under the Company’s Performance Bonus Plan. Under the terms of the Performance Bonus Plan, Messrs. Carter and Dobbs each had a cash bonus opportunity of up to 100% of their respective 2007 annual base salaries and Mr. Alsene had a cash bonus opportunity of up to 75% of his 2007 annual base salary. Under the Performance Bonus Plan, 50% of the target award is equally allocated among three performance goals related to the Company’s 2007 revenue, EBITDA and earnings per share. The remaining 50% was allocated to a monthly revenue performance goal, equal to one-twelfth (1/12) of 50% of the named executive officers’ respective target awards under the Performance Bonus Plan if the Company’s monthly revenue in 2007 exceeded 2006 revenue for each respective period. Only the revenue performance goal was met in 2007 and was paid monthly. For fiscal year 2006, these payments represent bonus compensation earned under the Company’s 2006 bonus plan. Under the terms of the 2006 bonus plan, Messrs. Carter and Mr. Dobbs each had a cash bonus opportunity of up to 100% of their respective 2006 annual base salaries and Mr. Alsene had a cash bonus opportunity of up to 75% of his 2006 annual base salary. Under the 2006 bonus plan, 90% of the bonus target amount was allocated among three measures of financial performance and the remaining 10% was allocated to a quality of patient care objective. The Company did not meet the financial performance targets under the 2006 bonus plan, but did meet the quality of patient care objective. Accordingly, each of the named executive officers earned 10% of their respective bonus target amounts in 2006. For more information regarding these bonuses, see “Annual Incentive Plan—Rotech Healthcare Inc. Performance Bonus Plan.”

(4)	Includes excess life insurance in the amount of $4,650, company car expenses in the amount of $3,047, health insurance premiums in the amount $11,060 and dividends on preferred stock held in the Employees Plan of $86 for the 2007 fiscal year. Includes excess life insurance in the amount of $4,495, company car expenses in the amount of $2,793 and health insurance premiums in the amount $4,802 for the 2006 fiscal year.

(5)	Includes excess life insurance in the amount of $245, Company 401(k) contribution in the amount of $500, car allowances in the amount of $6,000, health insurance premiums in the amount of $11,060 and dividends on preferred stock held in the Employees Plan of $57 for the 2007 fiscal year. Includes excess life insurance in the amount of $137, Company 401(k) contribution in the amount of $500, car allowances in the amount of $1,615 and health insurance premiums in the amount of $1,201 for the 2006 fiscal year.

(6)	Includes excess life insurance in the amount of $2,498, company car expenses in the amount of $2,459, health insurance premiums in the amount $11,060 and dividends on Preferred Stock held in the Employees Plan of $86 for the 2007 fiscal year. Includes excess life insurance in the amount of $2,417, company car expenses in the amount of $1,500 and health insurance premiums in the amount $4,802 for the 2006 fiscal year.

2007 GRANTS OF PLAN-BASED AWARDS

The following table sets forth each grant of an award made to a named executive officer for the fiscal year ended December 31, 2007 under the Company’s incentive plans or equity plans.

Name	Grant Date		Date of Action	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(2)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Philip L. Carter	1/1/07	(3)		$0	$950,000	$950,000
	4/17/07	(4)								750,000	$1.08	$0.63

Steven P. Alsene	1/1/07	(3)		$0	$206,250	$206,250

Michael R. Dobbs	1/1/07	(3)		$0	$535,000	$535,000
	4/17/07	(4)								400,000	$1.08	$0.63

(1)	The Performance Bonus Plan is an annual plan and provides Messrs. Carter and Dobbs with a cash bonus opportunity of up to 100% of their respective 2007 annual base salaries and Mr. Alsene with a cash bonus opportunity of up to 75% of his 2007 annual rate of base salary. Under the Performance Bonus Plan, 50% of the bonus target amount was equally allocated among three measures of financial performance related to the Company’s 2007 net revenue, EBITDA and earnings per share, and the remaining 50% was allocated to a monthly gross revenue performance goal. For each financial performance measure there is a minimum performance goal (or threshold) that must be achieved in order for any bonus to be payable with respect to that performance measure, and a target performance goal that must be achieved for the bonus to be paid at the maximum level with respect to that measure (under the Performance Bonus Plan and as set forth in the above table the target amount and maximum amount payable under the plan are the same). If the Company does not meet the threshold level for a particular performance measure, no bonus will be payable with respect to that performance measure. The bonus award increases on a directly proportional basis from 0% to up to 100% of the maximum bonus award for each performance measure, based on the amount by which the threshold amount is exceeded for that performance measure. The amounts included in the table above reflect the maximum possible amounts payable under the Performance Bonus Plan assuming the target level for each performance measure was achieved. The actual amounts earned under the Performance Bonus Plan are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. For more information regarding these bonuses, see “Annual Incentive Plan—Rotech Healthcare Inc. Performance Bonus Plan.”

(2)	These amounts are valued based on the aggregate grant date fair value of the award determined in accordance with FAS 123R. For additional information regarding the Company’s option grants, please refer to Note 12 of the Company’s audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007. The amounts reflect the accounting expense for these awards and do not correspond to actual value that may be recognized by such persons with respect to these awards.

(3)	Awards granted under the Company’s Performance Bonus Plan.

(4)	Represents stock option awards made under our Option Plan which generally vest over a three-year period in twelve equal quarterly installments.

Named Executive Officer Agreements

Philip L. Carter

On November 1, 2002, the Company entered into an employment agreement with Philip L. Carter, which became effective on December 9, 2002 (which was amended and restated as of January 31, 2005), pursuant to which Mr. Carter serves as the Company’s President and Chief Executive Officer. Mr. Carter’s employment with the Company commenced on December 9, 2002. The agreement had an initial term of four years and absent timely notice from either party of its or his intention to terminate the employment relationship, the employment term will automatically renew for additional one year terms. Mr. Carter’s base salary was $950,000 for 2007. Mr. Carter’s base salary is reviewed at least annually by the Board of Directors and/or the compensation committee. Mr. Carter is also eligible for an annual target bonus of up to 100% of his base salary which is based upon certain goals and criteria established by the Board of Directors and/or the compensation committee, and which, under certain circumstances, may exceed 100% of his base salary. In addition, Mr. Carter was issued stock options to purchase 750,000 shares of the Company’s common stock upon joining the Company and, in April 2007, in accordance with his employment agreement. Under the terms of the option agreement entered into with Mr. Carter with respect to such options, in the event of the termination of Mr. Carter’s employment other than by reason of death, retirement on or after age 65, or disability, Mr. Carter has eighteen (18) months from the date of such termination to exercise any then exercisable options. All of such options are currently exercisable. Mr. Carter is entitled to participate in the Company’s life, medical and disability benefits, 401(k) plan and other benefit plans and policies. He is also provided with a company car.

If Mr. Carter’s employment is terminated by the Company without “cause” or by Mr. Carter for “good reason” or his employment agreement is not renewed at the expiration of any renewal period, Mr. Carter will be entitled to severance payments and benefits, as described below in the section entitled “Potential Payments Upon Termination or Change in Control”.

On March 19, 2004, Mr. Carter’s employment agreement was amended to provide for certain payments to be made to Mr. Carter in the event that he should incur liability for certain excise and similar taxes as a result of the payment of benefits to Mr. Carter following a change of control of the Company.

The foregoing summary is qualified in its entirety by reference to the full text of Mr. Carter’s amended and restated employment agreement and the addendum to his employment agreement, copies of which were filed as Exhibit 10.19 to the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2004 filed with the Securities and Exchange Commission on July 14, 2005 and as Exhibit 10.16 to the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2003 filed with the Securities and Exchange Commission on April 14, 2004, respectively.

Michael R. Dobbs

On April 4, 2003, the Company entered into an employment agreement with Michael R. Dobbs (which was amended and restated as of January 31, 2005), pursuant to which Mr. Dobbs serves as the Company’s Chief Operating Officer. Mr. Dobbs’ employment with the Company commenced on January 13, 2003 for an initial term of four years and absent timely notice from either party of its or his intention to terminate the employment relationship, the employment term will automatically renew for additional one year terms. Mr. Dobbs’ base salary was $535,000 for 2007. Mr. Dobbs’ base salary is reviewed at least annually by the Board of Directors and/or the compensation committee. Mr. Dobbs is also eligible for an annual target bonus of up to 100% of his base salary which is based upon certain goals and criteria established by the Board of Directors and/or the compensation committee, and which, under certain circumstances, may exceed 100% of his base salary. In addition, in each of 2003 and 2007, Mr. Dobbs was issued stock options to purchase 400,000 shares of common stock in accordance with his employment agreement. Under the terms of the option agreements entered into with

Mr. Dobbs with respect to such options, in the event of the termination of Mr. Dobbs’ employment other than by reason of death, retirement on or after age 65, or disability, Mr. Dobbs has eighteen (18) months (with respect to the stock options granted in 2003) or ninety (90) days (with respect to stock options granted in 2007) from the date of such termination to exercise any then exercisable options. All of such options are currently exercisable. Mr. Dobbs is entitled to participate in the Company’s life, medical and disability benefits, 401(k) plan and other benefit plans and policies. He is also provided with a company car.

If Mr. Dobb’s employment is terminated by the Company without “cause” or by Mr. Dobbs for “good reason” or his employment agreement is not renewed at the expiration of any renewal period, Mr. Dobbs will be entitled to severance payments and benefits, as described below in the section entitled “Potential Payments Upon Termination or Change in Control”.

On March 19, 2004, Mr. Dobbs’ employment agreement was amended to provide for certain payments to be made to Mr. Dobbs in the event that he should incur liability for certain excise and similar taxes as a result of the payment of benefits to Mr. Dobbs following a “change of control” of the Company.

The foregoing summary is qualified in its entirety by reference to the full text of Mr. Dobbs’ amended and restated employment agreement and the addendum to his employment agreement, copies of which were filed as Exhibit 10.20 to the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2004 filed with the Securities and Exchange Commission on July 14, 2005 and as Exhibit 10.17 to the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2003 filed with the Securities and Exchange Commission on April 14, 2004, respectively.

Steven P. Alsene

On September 19, 2006, the Company appointed Steven P. Alsene as Chief Financial Officer of the Company. Mr. Alsene joined the Company in June 2003 as the Vice President of Internal Audit, he also served as the Company’s Vice President of Finance, and prior to being appointed as Chief Financial Officer, he served as the Company’s Interim Chief Financial Officer since June 30, 2006. On November 8, 2006, the Company entered into a letter agreement with Mr. Alsene, pursuant to which, under certain circumstances, Mr. Alsene would have the right to receive certain benefits upon termination of his employment by the Company without cause or by Mr. Alsene for good reason, as described below in the section entitled “Potential Payments Upon Termination or Change in Control”. The letter agreement also provides that Mr. Alsene’s annual target performance bonus will be 75% of his annual base salary, which will be paid based on the achievement of performance goals as determined by the Board of Directors or the compensation committee.

Effective April 18, 2008, Mr. Alsene’s letter agreement was amended to provide: (i) certain additional financial incentives pursuant to our cash bonus program which was approved by the Board of Directors on April 18, 2008; and (ii) a change of control payment in the event of the closing of a “change of control” of the Company.

The foregoing summary is qualified in its entirety by reference to the full text of Mr. Alsene’s letter agreement, a copy of which was filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 filed with the Securities and Exchange Commission on November 9, 2006. In addition, the letter agreement contains a perpetual confidentiality provision and Mr. Alsene agreed for a period of one year following the termination of his employment, not to compete with us, solicit any of our employees or knowingly do anything that would be adverse in any material way to our interests.

OUTSTANDING EQUITY AWARDS AT 2007 FISCAL YEAR-END

The following table sets forth the equity awards outstanding at December 31, 2007 for each of the named executive officers.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Philip L. Carter	750,000	(1)	—		—	$17.00	12/19/12	—	—	—	—
	—		—		—	—	—	—	—	—	—
	125,000	(2)	625,000	(2)		$1.08	4/16/17	—	—	—	—

Steven P. Alsene	10,000	(1)	—		—	$23.95	10/18/14	—	—	—	—
	33,334	(3)	66,666	(3)	—	$1.26	11/14/16	—	—	—	—
	—		—		—	—	—	—	—	—	—

Michael R. Dobbs	400,000	(1)	—		—	$17.00	4/7/13	—	—	—	—
	—		—		—	—	—	—	—	—	—
	66,667	(2)	333,333	(2)	—	$1.08	4/16/17	—	—	—	—

(1)	Represents options granted under the Option Plan. In November 2005, upon the recommendation of the compensation committee, the Company’s Board of Directors approved the acceleration of the vesting of all the unvested stock options (including the options subject of this footnote) previously granted under the Option Plan, effective November 22, 2005.

(2)	Represents options granted under the Option Plan. Effective April 17, 2007, Mr. Carter was granted options to purchase 750,000 shares and Mr. Dobbs was granted options to purchase 400,000 shares of the Company’s common stock. Subject to certain exceptions, the options vest over a period of three years from April 17, 2007 in twelve equal quarterly installments.

(3)	Represents options granted under the Option Plan. Effective November 15, 2006, Mr. Alsene was granted options to purchase an aggregate of 100,000 shares of the Company’s common stock. Subject to certain exceptions, the options vest over a period of three years from November 15, 2006 in twelve equal quarterly installments.

2007 OPTION EXERCISES AND STOCK VESTED

None of the named executive officers exercised stock options related to the Company’s stock during 2007 and none of the named executive officers held stock awards that vested during 2007.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following narrative and related tables explain potential payments to our named executive officers under existing contracts, agreements, plans or arrangements, whether written or unwritten, for various scenarios involving change in control or termination of employment of each of our named executive officers. The amounts shown assume that such change in control or termination was effective as of December 31, 2007, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the named executive officers upon a change in control or their termination, as applicable. The actual amounts to be paid out can only be determined at the time of such change in control or executive’s separation from the Company.

Senior Management Incentive Plan

On December 31, 2007, the Incentive Plan expired and none of the performance measures were achieved. Accordingly, no named executive officer would have been entitled to an award under the Incentive Plan if the named executive officer was terminated on December 31, 2007 or a change in control occurred on December 31, 2007.

Performance Bonus Plan

The payment of bonus awards after a participant’s termination of employment under the Performance Bonus Plan is governed under the participant’s employment agreement or other written agreement with the Company, if any, that covers the subject of bonus payments. Accordingly, the employment agreements of Messrs. Carter, Dobbs and Alsene described below set forth the circumstances and bonus amounts payable to each of such officers in the event of a termination of employment. However, since Mr. Alsene’s letter agreement with the Company does not address termination on account of death or disability, in the event of his termination due to death or “disability” (generally defined in the Performance Bonus Plan as the inability to engage in substantial gainful activity because of a medical or mental impairment that is expected to last for a continuous period of not less than 12 months) the bonus amount payable to Mr. Alsene, in accordance with the terms of the Performance Bonus Plan, would be such amount that Mr. Alsene would have been entitled to if the termination did not occur. If Mr. Alsene died or became disabled on December 31, 2007 and each of the 2007 performance objectives established under the plan were achieved, Mr. Alsene (or his estate, as applicable) would receive a payment in an amount which equals 75% of Mr. Alsene’s base salary for 2007.

Stock Option Plan

Under the Option Plan, upon a “change in control”, all of the outstanding options will become fully vested. The term “change in control” under the Option Plan generally means:

•	the acquisition of 50% or more of the combined voting power of the Company’s outstanding securities;

•	during any two-year period, individuals who serve on the Board of Directors cease to constitute a majority;

•	the stockholders approve a merger or consolidation of the Company; or

•	the stockholders approve a plan for the complete liquidation of the Company or a sale or disposition of all or substantially all of the Company’s assets.

In addition, the Stock Option Agreements pursuant to the Option Plan provide that if a named executive officer is terminated by the Company without “cause”, by the named executive officer for “good reason” or upon a “no fault” termination by the Company (each, as defined in the named executive officer’s employment agreement) within 18 months following a “change in control,” all unvested stock options will become fully vested as of the date of termination.

Employment Agreements and Tabular Disclosure

Philip L. Carter

Mr. Carter’s employment agreement provides for certain payments and benefits to Mr. Carter in connection with his termination or a change in control of the Company. Mr. Carter’s employment with the Company will automatically terminate upon: (a) his death, (b) his “incapacity” (as defined in the employment agreement),

(c) the non-renewal of his employment agreement by the Company, (d) the termination of his employment by the Company with or without “cause”, (e) the termination of employment by Mr. Carter with or without “good reason” or (f) the closing of a “change of control” of the Company. If Mr. Carter’s employment had been terminated on December 31, 2007 for any reason (including any reason specified in the preceding sentence) the Company would have been required to make a lump-sum cash payment to him within 30 days after termination as follows (collectively, the “Accrued Amounts”):

(i)	approximately $51,154 for any accrued but unused vacation time;

(ii)	approximately $21,923 for any earned and unpaid base salary;

(iii)	approximately $39,583 for any accrued and unpaid bonus earned or awarded;

(iv)	except in the case of termination of his employment by the Company for cause or voluntary termination by Mr. Carter without good reason, $475,000, which amount is equal to the pro rata portion (based on the portion of the year expired as of the termination date) of his target bonus for the year in which his employment was terminated (for purposes of this disclosure, this equals the full amount of his target bonus since a termination date of December 31, 2007 was assumed), reduced by the monthly payments Mr. Carter received during 2007 pursuant to the Performance Bonus Plan; and

(v)	an amount equal to unreimbursed business expenses in accordance with the Company’s reimbursement policy (at December 31, 2007, Mr. Carter did not have any unreimbursed business expenses).

In addition to the foregoing payments, in the event that Mr. Carter’s termination is as a result of his death or incapacity, the Company will also pay him the full amount of his target bonus for the year in which the termination occurs (less any pro rata portion separately paid). For purposes of this disclosure, Mr. Carter would not be entitled to any additional payment since the full amount of his target bonus for year ended December 31, 2007 would have been paid as described in clause (iv) in the preceding sentence.

If Mr. Carter’s employment were terminated as a result of the Company’s non-renewal of his employment agreement, by the Company without cause or by Mr. Carter with good reason, in addition to the payments set forth in the above paragraph, the Company will (collectively, the “Separation Benefits”):

(i)	pay Mr. Carter $5,700,000 in a lump sum which equals three times the sum of his then base salary plus the full amount of his target bonus for the year in which the termination occurs;

(ii)	continue to provide Mr. Carter with benefits (including health insurance benefits (for Mr. Carter and his spouse and dependents, if applicable), life insurance and disability insurance benefits referenced in the employment agreement) for a period of up to 24 months which if provided for the full 24 months would have a dollar value of approximately $176,632; and

(iii)	pay the cost of up to 12 months of executive-level outplacement services which if provided for the full 12 months, the Company estimates would cost approximately $40,000.

In the event of the termination of Mr. Carter’s employment due to a “change of control” of the Company, in addition to Accrued Amounts and the Separation Benefits, in the event that Mr. Carter incurs liability for certain excise taxes under Section 4999 of the Code or similar taxes as a result of the payment of the benefits described above in connection with a change of control, Mr. Carter will be reimbursed by the Company with respect to the payment of such taxes and will also receive “gross-up” payments in connection with any income and taxes incurred as result of such reimbursement. As of the date of this proxy statement, the Company believes that Mr. Carter would not have incurred any excise tax relating to payments received in connection with a change of control termination on December 31, 2007, because the Company believes that the value attributable to the non-compete provisions of Mr. Carter’s employment agreement would reduce the value of the payments treated as parachute payments, within the meaning of Section 280G of the Code, to an amount below the threshold that triggers an excise tax. In addition, upon a change of control, all of the options issued to Mr. Carter will immediately become fully vested and exercisable. Pursuant to the terms of his employment agreement,

Mr. Carter’s receipt of the termination benefits described above is in lieu of any severance, salary or income continuation plan or similar program that the Company now or hereafter offers and is conditioned upon (x) Mr. Carter executing and delivering to the Company a general release of claims arising through the date the release is executed, (y) any revocation period provided for in the release must have expired and (z) Mr. Carter complying with the confidentiality, non-solicitation and non-competition covenants described below.

For purposes of Mr. Carter’s employment agreement, “cause” generally means Mr. Carter’s:

(i)	conviction or entry of a plea of guilty or nolo contendere to any felony;

(ii)	engagement in conduct constituting breach of fiduciary duty, willful misconduct or gross negligence relating to the Company or the performance of duties or fraud;

(iii)	breach of any material term of his employment agreement;

(iv)	willful failure to follow a reasonable and lawful directive of the Board of Directors;

(v)	substantial and continued failure to perform his material duties;

(vi)	breach of the restrictive covenants contained in his employment agreement; or

(vii)	disparagement of the Company or any affiliate or any of their collective executives, shareholders, directors, or officers.

For purposes of Mr. Carter’s employment agreement, “good reason” generally means, without Mr. Carter’s consent:

(i)	the Company’s failing to pay his base salary, earned bonus or additional earned compensation or its material failure to continue benefits or perquisites;

(ii)	a decrease in his base salary or target bonus;

(iii)	requiring Mr. Carter to regularly report to work at a facility more than 75 miles from the location of his employment;

(iv)	directing to Mr. Carter of any duties or responsibilities which are materially inconsistent with his then current duties, responsibilities, positions and/or titles;

(v)	a material reduction in his title, duties, positions or responsibilities or a substantial adverse alteration in the nature or status of his titles or responsibilities;

(vi)	the failure by the Company to continue in effect any material employee benefit or compensation plan in which Mr. Carter participates; or

(vii)	the failure of the assignee or successor entity to agree to be bound to the terms of his employment agreement.

For purposes of Mr. Carter’s employment agreement, “change in control” generally means:

(i)	the acquisition of more than 50% of the combined voting power of the Company’s then outstanding voting securities;

(ii)	during any period of two consecutive years, individuals who constitute the Board of Directors at the beginning of the period and new directors approved by a vote of at least two-thirds of the directors then still in office cease to constitute a majority;

(iii)	the shareholder approval or consummation of a merger, consolidation, recapitalization, or reorganization of the Company, or a reverse stock split of any class of voting securities of the Company; or

(iv)	shareholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition of all or substantially all of the Company’s assets.

Throughout Mr. Carter’s employment with the Company and thereafter, Mr. Carter has agreed (subject to certain limited exceptions) to keep confidential all of the Company’s non-public information, matters and materials and adhere to all of the Company’s policies with regard to its confidential information. Mr. Carter has also agreed not to, directly or indirectly, during the period of his employment and for 18 months following the termination of his employment, solicit any of the Company’s employees to join another company that competes with it in any way. In addition, Mr. Carter has agreed not to, directly or indirectly, during the period of his employment and for two years following the termination of his employment, induce any customer or supplier of the Company to cease being a customer or supplier of the Company or to become a customer or supplier of a competitor of the Company, otherwise compete with the Company or interfere with the Company’s business relationships.

The following table summarizes the potential payments to Mr. Carter upon termination or a change in control as described above as of December 31, 2007.

	Potential Payments Upon Termination or Change in Control as of December 31, 2007(1)
Compensation Components	Termination in Connection with a Change in Control		Involuntary Termination Without Cause or Voluntary Termination for Good Reason		Involuntary Termination For Cause or Voluntary Termination Without Good Reason		Contract Non-renewal		Death		Incapacity
Base Salary	$73,077	(2)	$73,077	(2)	$73,077	(2)	$73,077	(2)	$73,077	(2)	$73,077	(2)
Bonus	$514,583	(3)	$514,583	(3)	$39,583	(7)	$514,583	(3)	$514,583	(3)	$514,583	(3)
Separation Benefits	$5,740,000	(4)	$5,740,000	(4)	—		$5,740,000	(4)	—		—
Acceleration of Stock Options	$392,323	(5)	—		—		—		—		—
Health and Insurance Benefits	$176,632	(6)	$176,632	(6)	—		$176,632	(6)	—		—

Total	$6,896,615	(8)	$6,504,292		$112,660		$6,504,292		$587,660		$587,660

(1)	All dollar amounts assume a termination date or change in control date of December 31, 2007.

(2)	Represents accrued but unused vacation time and earned but unpaid base salary.

(3)	Represents accrued but unpaid bonus earned or awarded and pro rata portion of target bonus, reduced by the monthly payments Mr. Carter received during 2007 pursuant to the Performance Bonus Plan.

(4)	Represents payment of three times the sum of base salary and target bonus. Also includes payment for 12 months of outplacement services in the amount of $40,000.

(5)	Reflects the excess of the fair market value of the underlying shares of common stock over the exercise price of all unvested options as of December 31, 2007. In connection with a change in control, stock options will become fully vested without regard to whether there is a termination of employment.

(6)	Represents payment for health benefits and life and disability insurance for 24 months.

(7)	Represents accrued but unpaid bonus earned or awarded.

(8)

In the event that Mr. Carter incurs liability for certain excise taxes under Section 4999 of the Code or similar taxes as a result of the payment of the amounts set forth in the above table in connection with a change of control, Mr. Carter will be reimbursed by the Company with respect to the payment of such taxes and will also receive “gross-up” payments in connection with any income and taxes incurred as result of such reimbursement. As of the date of this proxy statement, the Company believes that Mr. Carter would not have incurred any excise tax relating to payments received in connection with a change of control termination on December 31, 2007, because the Company believes that the value attributable to the non-compete provisions of Mr. Carter’s employment agreement would reduce the value of the payments treated as parachute payments, within the meaning of Section 280G of the Code, to an amount below the threshold that triggers an excise tax.

Michael R. Dobbs

Mr. Dobbs’ employment agreement provides for certain payments and benefits to Mr. Dobbs in connection with his termination or a change in control of the Company. Mr. Dobbs’ employment with the Company will automatically terminate upon: (a) his death, (b) his “incapacity” (as defined in the employment agreement), (c) the non-renewal of his employment agreement by the Company, (d) the termination of his employment by the Company with or without “cause,” (e) the termination of employment by Mr. Dobbs with or without “good reason” or (f) the closing of a “change of control” of the Company. If Mr. Dobbs’ employment had been terminated at December 31, 2007 for any reason (including any reason specified in the preceding sentence) the Company would have been required to make a lump-sum cash payment to him within 30 days after termination as follows (collectively, the “Accrued Amounts”):

(i)	approximately $16,462 for any accrued but unused vacation time;

(ii)	approximately $12,346 for any earned and unpaid base salary;

(iii)	approximately $22,292 for any accrued and unpaid bonus earned or awarded;

(iv)	except in the case of termination of his employment by the Company for cause or voluntary termination by Mr. Dobbs without good reason, $267,500 which amount is equal to the pro rata portion (based on the portion of the year expired as of the termination date) of his target bonus for the year in which his employment was terminated (for purposes of this disclosure, this equals the full amount of his target bonus since a termination date of December 31, 2007 was assumed), reduced by the monthly payments Mr. Carter received during 2007 pursuant to the Performance Bonus Plan; and

(v)	an amount equal to unreimbursed business expenses in accordance with the Company’s reimbursement policy (at December 31, 2007, Mr. Dobbs did not have any unreimbursed business expenses).

In addition to the foregoing payments, in the event that Mr. Dobbs’ termination is as a result of his death or incapacity, the Company will also pay him the full amount of his target bonus for the year in which the termination occurs (less any pro rata portion separately paid). For purposes of this disclosure, Mr. Dobbs would not be entitled to any additional payment since the full amount of his target bonus for year ended December 31, 2007 would have been paid as described in clause (d) in the preceding sentence.

If Mr. Dobbs’ employment is terminated as a result of the Company’s non-renewal of his employment agreement or is terminated by the Company without cause or by Mr. Dobbs with good reason, in addition to the Accrued Amounts, the Company will (collectively, the “Separation Benefits”):

(i)	pay Mr. Dobbs $2,140,000 in a lump sum which equals two times the sum of his then base salary plus the full amount of his target bonus for the year in which the termination occurs;

(ii)	continue to provide Mr. Dobbs with benefits (including health insurance benefits (for Mr. Dobbs and his spouse and dependents, if applicable), life insurance and disability insurance benefits referenced in the employment agreement) for a period of up to 24 months which if provided for the full 24 months would have a dollar value of approximately $165,000; and

(iii)	pay the cost of up to 12 months of executive-level outplacement services which if provided for the full 12 months, the Company estimates would cost approximately $40,000.

In the event of the termination of Mr. Dobbs’ employment due to a “change of control” of the Company, in addition to the Accrued Amounts and the Separation Benefits, in the event that Mr. Dobbs incurs liability for certain excise taxes under Section 4999 of the Code or similar taxes as a result of the payment of the benefits described above in connection with a change of control, Mr. Dobbs will be reimbursed by the Company with respect to the payment of such taxes and will also receive “gross-up” payments in connection with any income and taxes incurred as result of such reimbursement. As of the date of this proxy statement, the Company believes that Mr. Dobbs would not have incurred any excise tax relating to payments received in connection with a change of control termination on December 31, 2007, because the Company believes that the value attributable to the non-compete provisions of Mr. Dobbs’ employment agreement would reduce the value of the payments treated as parachute payments, within the meaning of Section 280G of the Code, to an amount below the threshold that triggers an excise tax. In addition, upon a change of control, all of the options issued to Mr. Dobbs will immediately become fully vested and exercisable. Pursuant to the terms of his employment agreement, Mr. Dobbs’ receipt of the termination benefits described above is in lieu of any severance, salary or income continuation plan or similar program that the Company now or hereafter offers and is conditioned upon (x) Mr. Dobbs executing and delivering to the Company a general release of claims arising through the date the release is executed, (y) any revocation period provided for in the release must have expired and (z) Mr. Dobbs complying with the confidentiality, non-solicitation and non-competition covenants described below.

For purposes of Mr. Dobbs’ employment agreement, the terms “cause”, “good reason”, and “change in control” generally have the same meaning as such terms are defined in Mr. Carter’s employment agreement.

Throughout Mr. Dobbs’ employment with the Company and thereafter, Mr. Dobbs has agreed (subject to certain limited exceptions) to keep confidential all of the Company’s non-public information, matters and materials and adhere to all of the Company’s policies with regard to its confidential information. Mr. Dobbs has also agreed not to, directly or indirectly, during the period of his employment and for 18 months following the termination of his employment, solicit any of the Company’s employees to join another company that competes with it in any way. In addition, Mr. Dobbs has agreed not to, directly or indirectly, during the period of his employment and for two years following the termination of his employment, induce any customer or supplier of the Company to cease being a customer or supplier of the Company or to become a customer or supplier of a competitor of the Company, otherwise compete with the Company or interfere with the Company’s business relationships.

The following table summarizes the potential payments to Mr. Dobbs upon termination or a change in control as described above as of December 31, 2007.

	Potential Payments Upon Termination or Change in Control as of December 31, 2007(1)
Compensation Components	Termination in Connection With a Change in Control		Involuntary Termination Without Cause or Voluntary Termination for Good Reason		Involuntary Termination For Cause or Voluntary Termination Without Good Reason		Contract Non-renewal		Death		Incapacity
Base Salary	$28,808	(2)	$28,808	(2)	$28,808	(2)	$28,808	(2)	$28,808	(2)	$28,808	(2)
Bonus	$289,792	(3)	$289,792	(3)	$22,292	(7)	$289,792	(3)	$289,792	(3)	$289,792	(3)
Separation Benefits	$2,180,000	(4)	$2,180,000	(4)	—		$2,180,000	(4)	—		—
Acceleration of Stock Options	$209,239	(5)	—		—		—		—		—
Health and Insurance Benefits	$165,000	(6)	$165,000	(6)	—		$165,000	(6)	—		—

Total	$2,872,839	(8)	$2,663,600		$51,100		$2,663,600		$318,600		$318,600

(1)	All dollar amounts assume a termination date or change in control date of December 31, 2007.

(2)	Represents accrued but unused vacation time and earned but unpaid base salary.

(3)	Represents accrued but unpaid bonus earned or awarded and pro rata portion of target bonus, reduced by the monthly payments Mr. Dobbs received during 2007 pursuant to the Performance Bonus Plan.

(4)	Represents payment of two times the sum of base salary and target bonus. Also includes payment for 12 months of outplacement services in the amount of $40,000.

(5)	Reflects the excess of the fair market value of the underlying shares of common stock over the exercise price of all unvested options as of December 31, 2007. In connection with a change in control, stock options will become fully vested without regard to whether there is a termination of employment.

(6)	Represents payment for health benefits and life and disability insurance for 24 months.

(7)	Represents accrued but unpaid bonus earned or awarded.

(8)	In the event that Mr. Dobbs incurs liability for certain excise taxes under Section 4999 of the Code or similar taxes as a result of the payment of the amounts set forth in the above table in connection with a change of control, Mr. Dobbs will be reimbursed by the Company with respect to the payment of such taxes and will also receive “gross-up” payments in connection with any income and taxes incurred as result of such reimbursement. As of the date of this proxy statement, the Company believes that Mr. Dobbs would not have incurred any excise tax relating to payments received in connection with a change of control termination on December 31, 2007, because the Company believes that the value attributable to the non-compete provisions of Mr. Dobbs’ employment agreement would reduce the value of the payments treated as parachute payments, within the meaning of Section 280G of the Code, to an amount below the threshold that triggers an excise tax.

Steve P. Alsene

The Company and Steven P. Alsene, the Company’s Chief Financial Officer, are party to a letter agreement, pursuant to which, under certain circumstances, Mr. Alsene will have the right to receive certain benefits upon termination of his employment with the Company. If Mr. Alsene’s employment was terminated at December 31, 2007 by Mr. Alsene for “good reason” or by the Company without “cause”, the Company would have made a lump sum cash payment to Mr. Alsene in the amount of $506,250 no later than twenty (20) days after the termination of his employment, which is an amount equal to the sum of:

(i)	one hundred percent (100%) of his annual base salary (measured as of the time of the termination of his employment); and

(ii)	one hundred percent (100%) of his annual target performance bonus for the year in which such termination of employment occurred.

The Company would also:

(i)	pay Mr. Alsene $ 16,298 for any base salary and bonus earned but not yet paid as of the date of the termination;

(ii)	reimburse him for all reimbursable expenses (at December 31, 2007, Mr. Alsene had less than $100 in reimbursable expenses outstanding); and

(iii)	continue his medical coverage under the Company’s group health plan for a period of twelve (12) months from the date of his termination by directly paying the monthly premiums on his behalf during such period which premiums the Company estimates would cost approximately $19,366 in the aggregate.

Mr. Alsene’s entitlement to the severance pay and other termination benefits described above are conditioned upon his providing a general release in favor of the Company of all claims relating to his employment. In addition, throughout Mr. Alsene’s employment with the Company and thereafter, he has agreed (subject to certain limited exceptions) to keep confidential all of the Company’s non-public information, matters and materials. Mr. Alsene has also agreed, for a period of one (1) year following the termination of his employment, not to directly or indirectly compete with the Company, solicit any of its employees or knowingly do anything that would be adverse in any material way to the Company’s interests (including interfering with the Company’s business relationships).

For purposes of Mr. Alsene’s letter agreement, “cause” generally has the same meaning as such term is defined in Mr. Carter’s agreement, except that the definition does not contain clauses (iii) and (vi). The term “good reason” is generally defined the same as Mr. Carter’s agreement, except that it does not include a decrease in Mr. Alsene’s target bonus or section (vii) and provides for a relocation of his employment of more than 50 miles (rather than 75 miles).

Effective April 18, 2008, Mr. Alsene’s letter agreement was amended to provide a change of control payment equal to 100% of his base salary and 100% of his annual target performance bonus in the event of a closing of a “change of control” of the Company.

The following table summarizes the potential payments to Mr. Alsene upon termination or a change in control as described above as of December 31, 2007.

	Potential Payments Upon Termination or Change in Control as of December 31, 2007(1)
Compensation Components	Termination in Connection with a Change in Control		Involuntary Termination Without Cause or Voluntary Termination for Good Reason		Involuntary Termination For Cause or Voluntary Termination Without Good Reason	Death		Incapacity
Base Salary	—		$6,923	(3)	—		—		—
Bonus	—		$9,375	(4)	—		—		—
Separation Benefits	—		$506,250	(5)	—		—		—
Acceleration of Stock Options	45,012	(2)	—		—		—		—
Health Benefits	—		$19,366	(6)	—		—		—

Total	$45,012		$541,915		—	$		$

(1)	All dollar amounts assume a termination date or change in control date of December 31, 2007.

(2)	Reflects the excess of the fair market value of the underlying shares of common stock over the exercise price of all unvested options as of December 31, 2007. In connection with a change in control, stock options will become fully vested without regard to whether there is a termination of employment.

(3)	Represents base salary earned but not yet paid.

(4)	Represents bonus earned but not yet paid.

(5)	Represents 100% of the sum of Mr. Alsene’s base salary and target bonus.

(6)	Represents payment for 12 months of medical coverage premiums.

2007 DIRECTOR COMPENSATION

The following table sets forth compensation information for the Company’s nonemployee directors for the year ended December 31, 2007.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Arthur J. Reimers	$118,000	$22,560	$4,826	—	—	—	$145,386
James H. Bloem	$77,000	$7,520	$2,896	—	—	—	$87,416
Edward L. Kuntz	$71,000	$7,520	$2,896	—	—	—	$81,416
Jason Mudrick(3)	—	—		—	—	—	—
Arthur Siegel	$84,500	$7,520	$2,896	—	—	—	$94,916

(1)	Represents the dollar amount of compensation cost recognized by the Company under FAS 123R for financial statement reporting purposes for the year ended December 31, 2007 for all restricted stock awards held by such persons and outstanding on December 31, 2007. For additional information, please refer to Note 12 of the Company’s audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007. Restricted stock awards generally vest upon the earlier of one year from the date of grant or the date of the next annual meeting of stockholders. On June 30, 2006, 12,000 shares of restricted stock were awarded to Mr. Reimers and 4,000 shares of restricted stock were awarded to each of Messrs. Bloem, Kuntz and Siegel with a value of $3.76 per restricted share. The shares of restricted stock granted in 2006 vested on June 29, 2007 (the date of the Company’s 2007 annual meeting of stockholders). The grant date fair value of the shares of restricted stock granted in 2006 is $45,120 with respect to the restricted shares awarded to Mr. Reimers and $15,040 for each of Messrs. Bloem, Kuntz and Siegel with respect to the restricted shares awarded to each such director. The grant date fair value is based on a per share stock price of $3.76 which was the closing sales price of the Company’s common stock as quoted on NASDAQ on June 30, 2006 (the grant date of the restricted shares awarded in 2006). No restricted stock was granted to nonemployee directors in 2007. At December 31, 2007, the aggregate number of restricted stock awards outstanding for each director was as follows: Mr. Reimers—36,000 shares, Mr. Bloem—12,000 shares, Mr. Kuntz—12,000 shares and Mr. Siegel—12,000 shares. All shares of restricted stock were granted under the Rotech Healthcare Inc. Nonemployee Director Restricted Stock Plan (renamed the Rotech Healthcare Inc. Nonemployee Director Restricted Stock Plan and Stock Option Plan).

(2)	Represents the proportionate dollar amount of the total fair value of stock options recognized by us as an expense in 2007 for financial accounting purposes, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The fair values of these awards and the amounts expensed in 2007 were determined in accordance with FAS No. 123R. For additional information regarding the Company’s option grants, please refer to Note 12 of the Company’s audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007. On June 29, 2007, Messrs. Kuntz, Bloem and Siegel were granted options to purchase 15,000 shares of the Company’s common stock and Mr. Reimers was granted options to purchase 25,000 shares of the Company’s common stock under the Rotech Healthcare Inc. Nonemployee Director Restricted Stock Plan (renamed the Rotech Healthcare Inc. Nonemployee Director Restricted Stock Plan and Stock Option Plan) (the “Director’s Plan”). Subject to certain exceptions, the options vest 50% on each of the first six-month anniversaries of the date of grant and become fully vested on June 24, 2008. For all such options the option exercise price is $1.08 which was the closing sale price of the Company’s common stock as quoted on NASDAQ on the date of grant. The grant date fair value of such options was $0.38. As of the date of this proxy statement, the stock options are exercisable as follows: each of Messrs. Kuntz, Bloem and Siegel has options to purchase 7,500 shares of our common stock and Mr. Reimers has options to purchase 12,500 shares of our common stock. At December 31, 2007, Messrs. Reimers, Kuntz and Siegel each held options to purchase 23,000 shares of the Company’s common stock. All of such options were granted under the Director’s Plan, are all fully exercisable and were fully vested prior to 2007. Of the options held by Messrs. Reimers and Kuntz, options to purchase 15,000 shares of the Company’s common stock expire on May 21, 2012 and have an exercise price of $20.00 per share and options to purchase 8,000 shares of the Company’s common stock expire on May 19, 2013 and have an exercise price of $14.55 per share. Of the options held by Mr. Siegel, options to purchase 15,000 shares of the Company’s common stock expire on December 18, 2012 and have an exercise price of $17.00 per share and options to purchase 8,000 shares of the Company’s common stock expire on May 19, 2013 and have an exercise price of $14.55 per share.

(3)	Mr. Mudrick volunteered to forgo compensation for his services on the Board of Directors. Accordingly, he did not receive any compensation during the period he served on the Board between his appointment in April 2007 and his resignation in November 2007.

Board and Committee Member Compensation

Each member of the Board of Directors will receive an annual retainer of $50,000, an attendance fee of $2,000 per board meeting and a participation fee of $1,000 per telephonic board meeting. In lieu of the $50,000 annual retainer, the Chairman of the Board of Directors receives an annual retainer of $90,000. The chairman of the audit committee receives an additional annual fee of $10,000 and each member of the audit committee receives an attendance fee of $2,000 per audit committee meeting and $1,000 per telephonic audit committee meeting. Additionally, any director who serves as chairman of any other board committee will receive an annual fee of $5,000 and members of such other committees will receive an attendance fee of $1,000 per committee meeting (whether in person or telephonic). Directors who also serve as employees of the Company do not receive any compensation for their service on the Board of Directors (or any committee thereof).

Effective as of August 1, 2004, the Company established the Rotech Healthcare Inc. Nonemployee Director Restricted Stock Plan which was amended and restated effective June 29, 2007 and renamed the Rotech Healthcare Inc. Nonemployee Director Restricted Stock Plan and Stock Option Plan (the “Director’s Plan”). The Director’s Plan is intended to attract, retain and provide incentives to nonemployee directors of the Company. Under the terms of the Director’s Plan each of the Company’s nonemployee directors will receive (i) a restricted stock award of 8,000 shares of the Company’s common stock for his or her initial year as a nonemployee director (provided that such nonemployee directorship commenced on or after June 29, 2007), (ii) a restricted stock award for 4,000 shares of the Company’s common stock for each year during which he or she continues to serve as a nonemployee director and (iii) in the event that the Chairman of the Board of Directors is a nonemployee director, in lieu of any other restricted stock award to be granted under the Director’s Plan, the Chairman will receive a restricted stock award for 12,000 shares of common stock for each year he or she serves in such capacity. In addition, pursuant to the Director’s Plan, the compensation committee may make discretionary grants of stock options to nonemployee directors. However, on June 29, 2007, based on the recommendation by the compensation committee, the Board of Directors determined that in lieu of the 2007 award of restricted stock to nonemployee directors, each of the Company’s nonemployee directors other than Mr. Mudrick, would receive options to purchase the Company’s common stock. Accordingly, each of Messrs. Kuntz, Bloem and Siegel was granted options to purchase 15,000 shares of the Company’s common stock and Mr. Reimers was granted options to purchase 25,000 shares of the Company’s common stock. Such stock options vest over a one-year period from the date of grant, with 50% vesting on each of the first two six-month anniversaries of the date of grant. 300,000 shares of common stock have been authorized by the Company for awards to be made under the Director’s Plan. The number of shares available for future awards under the Director’s Plan, as of December 31, 2007, was 134,000. For a complete copy of the Director’s Plan, as amended, please refer to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2007 filed with the Securities and Exchange Commission on August 13, 2007.

Compensation Committee Report

The compensation committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the compensation committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Edward L. Kuntz, Chairman

Arthur Siegel

James H. Bloem

REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PERSONS

The Board of Directors and the Company’s audit committee have adopted a written policy and procedures for review, approval and monitoring of transactions involving the Company and “related persons” (generally, directors, executive officers and stockholders owning five percent or greater of the Company’s outstanding stock and their immediate family members). The policy covers each transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant and in which any related person had, has or will have a direct or indirect interest. A copy of this policy is posted on the Company’s website at www.rotech.com.

All related person transactions are required to be approved in advance by the audit committee and any such transactions not so approved will be in violation of the policy unless ratified by the audit committee. Prior to entering into the related person transaction, notice of the facts and circumstances of the proposed transaction is to be provided to the Company’s Chief Legal Officer. If the Chief Legal Officer determines that the proposed transaction is a related person transaction, such proposed transaction is submitted to the audit committee for consideration and approval.

The audit committee will consider all of the relevant facts and circumstances available, including (if applicable) but not limited to: the benefits to the Company; the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally. No member of the audit committee will participate in any review, consideration or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the related person. The audit committee will approve only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as the audit committee determines in good faith. The audit committee will review related person transactions annually to determine whether it continues to be in the Company’s best interests.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

In the tables below, beneficial ownership is calculated based upon the rules of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In computing the percentage ownership of each person, shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of April 25, 2008 are considered outstanding. These shares, however, are not considered outstanding for the purpose of computing the percentage ownership of any other person.

The following table sets forth information about the beneficial ownership of the Company’s common stock by the Company’s directors and named executive officers as of April 25, 2008. Except as indicated in the notes to the table or as a result of applicable community property laws, each stockholder named in the table has sole voting and investment power to the shares shown as beneficially owned by such stockholder.

Name of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned	Percent of Class(2)
Directors and Named Executive Officers:
Philip L. Carter(3)	1,000,000	3.92%
Michael R. Dobbs(4)	540,434	2.12%
Steve P. Alsene(5)	60,000	*
Arthur J. Reimers(6)	81,500	*
James H. Bloem(7)	19,500	*
Edward L. Kuntz(8)	42,500	*
Jason B. Mudrick(9)	—	—
Arthur Siegel(8)	42,500	*
All directors and executive officers, as a group	1,786,434	7.00%

*	Less than 1%.
(1)	The address for those named in the table is: c/o Rotech Healthcare Inc., 2600 Technology Drive, Suite 300, Orlando, Florida 32804.

(2)	Percent of class in the above table is based on 25,505,270 shares of the Company’s common stock outstanding on April 25, 2008. Options held by the Company’s directors and executive officers as a group that are presently exercisable or exercisable within 60 days of April 25, 2008 are considered outstanding for the purpose of computing the percentage ownership of the group.

(3)	Includes options granted under the Company’s Option Plan to purchase 1,000,000 shares of the Company’s common stock which are presently exercisable or exercisable within 60 days of April 25, 2008. Does not include options granted to purchase 500,000 shares of common stock, which remain unvested. As discussed above under the caption “Compensation Discussion and Analysis—2005 Accelerated Vesting of Outstanding Options”, 750,000 of the options granted to Mr. Carter as set forth in the above table are presently exercisable. In addition, effective as of April 17, 2007, Mr. Carter was granted options to purchase 750,000 shares of common stock, of which options to purchase 250,000 shares of common stock are presently exercisable or exercisable within 60 days of April 25, 2008. These options vest over a period of three years from April 17, 2007 in twelve equal quarterly installments.

(4)	Includes 7,100 shares of the Company’s common stock owned by Mr. Dobbs and options granted under the Company’s Option Plan to purchase 533,334 shares of common stock which are presently exercisable or exercisable within 60 days of April 25, 2008. Does not include options granted to purchase 266,666 shares of common stock, which remain unvested. As discussed above under the caption “Compensation Discussion and Analysis—2005 Accelerated Vesting of Outstanding Options”, 400,000 of the options granted to Mr. Dobbs as set forth in the above table are presently exercisable. In addition, effective as of April 17, 2007, Mr. Dobbs was granted options to purchase 400,000 shares of common stock, of which options to purchase 133,334 shares of common stock are presently exercisable or exercisable within 60 days of April 25, 2008. These options vest over a period of three years from April 17, 2007 in twelve equal quarterly installments.

(5)	Includes options granted under the Company’s Option Plan to purchase 60,000 shares of common stock which are presently exercisable or exercisable within 60 days of April 25, 2008. Does not include options granted to purchase 50,000 shares of common stock, which remain unvested. Mr. Alsene was granted options to purchase 10,000 shares of common stock on October 18, 2004 all of such options were deemed vested in connection with the Company’s 2005 accelerated vesting of outstanding options as discussed above under the caption “Compensation Discussion and Analysis—2005 Accelerated Vesting of Outstanding Options”. In addition, effective as of November 15, 2006, Mr. Alsene was granted options to purchase 100,000 shares of common stock of which options to purchase 50,000 shares of common stock are presently exercisable or exercisable within 60 days of April 25, 2008. These options vest over a period of three years from November 15, 2006 in twelve equal quarterly installments.

(6)	Includes (i) 10,000 shares of the Company’s common stock owned by Mr. Reimers, (ii) options granted under the Company’s Option Plan to purchase 35,500 shares of common stock which are presently exercisable or exercisable within 60 days of April 25, 2008 and (iii) 36,000 restricted shares awarded under the Company’s Director’s Plan, all of which are freely transferable as of April 25, 2008. Does not include options granted to purchase 12,500 shares of common stock, which remain unvested.

(7)	Includes (i) options to purchase 7,500 shares of the Company’s common stock which are presently exercisable or exercisable within 60 days of April 25, 2008 and (ii) 12,000 restricted shares awarded under the Company’s Director’s Plan, all of which are freely transferable as of April 25, 2008. Does not include options granted to purchase 7,500 shares of common stock, which remain unvested.

(8)

Includes (i) options to purchase 30,500 shares of the Company’s common stock which are presently exercisable or exercisable within 60 days of April 25, 2008 and (ii) 12,000 restricted shares awarded under the Company’s Director’s Plan, all of which are freely transferable as of April 25, 2008. Does not include options granted to purchase 7,500 shares of common stock, which remain unvested.

(9)	Effective as of November 14, 2007, Jason B. Mudrick resigned as a member of the Board of Directors of the Company. Mr. Mudrick is an employee of Contrarian Capital Management, L.L.C. (“Contrarian”), an investment management firm based in Greenwich, Connecticut. In that capacity, Mr. Mudrick acts as the portfolio manager of Contrarian Equity Fund, L.P. and other investment management clients of Contrarian. As of April 25, 2008, Contrarian is deemed the beneficial owner of approximately 5,049,536 shares, or 19.8%, of the Company’s outstanding common stock. Contrarian disclaims beneficial ownership of such shares except to the extent of its pecuniary interest therein. Mr. Mudrick is not a beneficial owner of the shares of common stock held by clients of Contrarian.

The table below sets forth certain information as to each person or entity known to the Company to be the beneficial owner of five percent or more of any class of the Company’s voting securities as of April 25, 2008.

Name of Beneficial Owners	Number of Shares of Common Stock Beneficially Owned	Percent of Class(1)
Five Percent or Greater Holders:
Contrarian Capital Management, L.L.C. and related entities(2) 411 West Putnam Avenue Suite 225 Greenwich, CT 06830	5,049,536	19.79%

Steel Partners II, L.P. and related entities and individual(3) 590 Madison Avenue 32nd Floor New York, NY 10022	3,009,000	11.79%

GE Capital CFE, Inc.(4) c/o General Electric Capital Corporation 201 Merritt 7 Norwalk, CT 06851	2,551,156	10.00%

Deutsche Bank AG(5) Theodor-Heuss-Allee 70 60468 Frankfurt am Main Federal Republic of Germany	1,991,080	7.80%

Wynnefield Small Cap Value Offshore Fund, Ltd. and related entities and individuals(6) 450 Seventh Avenue Suite 509 New York, NY 10123	1,775,500	6.96%

(1)	Percent of class in the above table is based on 25,505,270 shares of the Company’s common stock outstanding on April 25, 2008.

(2)

Information is based solely on a Schedule 13D/A filed with the Securities and Exchange Commission on November 21, 2007 and a Schedule 13G filed with the Securities and Exchange Commission on November 21, 2007. The Schedule 13D/A was filed by the following entities: (i) Contrarian Capital Management, L.L.C. (“CCM”), (ii) Contrarian Equity Fund, L.P. (“Contrarian Equity”) and (iii) Contrarian Capital Fund I, L.P. (“CCF I”). The foregoing reporting persons hold an aggregate of 5,049,536 shares. CCM is the beneficial owner of 5,049,536 shares consisting of 2,539,370 shares held by Contrarian Equity, 1,933,135 shares held by CCF I and 577,031 shares held by certain managed accounts. CCM has the sole voting and dispositive power with respect to 577,031 shares held by the managed accounts and has the shared voting and dispositive power with respect to 4,472,505 shares collectively held by Contrarian Equity and CCF I. Contrarian Equity may be deemed to be the beneficial owner of 2,539,370 shares and has shared voting and dispositive power with respect to such shares. CCF I may be deemed to be the beneficial owner of 1,933,135 shares and has shared voting and dispositive power with respect to such shares. Each of the reporting persons disclaim beneficial ownership in the common stock reported in the Schedule 13D except to the extent of their pecuniary interest therein. Jason B. Mudrick, a former member of the Company’s Board of Directors, is an employee of CCM. In that capacity, Mr. Mudrick acts as the portfolio manager of Contrarian Equity and other investment management clients of CCM. Mr. Mudrick is not a beneficial owner of the shares of common stock held by clients of CCM.

(3)	Information is based solely on a Form 4 filed with the Securities and Exchange Commission on April 8, 2008 and a Schedule 13D/A filed with the Securities and Exchange Commission on April 9, 2008. The Form 4 was filed jointly by Steel Partners II, L.P. (“Steel Partners II”), Steel Partners II GP LLC (“Steel GP LLC”), Steel Partners II Master Fund L.P. (“Steel Master”), Steel Partners LLC (“Partners LLC”), and Warren G. Lichtenstein and reported two sales of shares of the Company’s common stock of 122,000 shares and 617,240 shares respectively, and beneficial ownership of 3,009,000 shares of common stock following such sales. The securities reported in the Form 4 are owned directly by Steel Partners II, and owned indirectly by Steel GP LLC by virtue of it being the general partner of Steel Partners II and Steel Master, by Steel Master by virtue of it being the sole limited partner of Steel Partners II, by Partners LLC by virtue of it being the investment manager of Steel Partners II and Steel Master and by Mr. Lichtenstein by virtue of his position as the manager of Partners LLC and the managing member of Steel GP LLC. Steel GP LLC, Steel Master, Partners LLC and Mr. Lichtenstein disclaim beneficial ownership of the shares owned by Steel Partners II except to the extent of their pecuniary interest therein. As provided in the Schedule 13D/A filing, as of the close of business on April 8, 2008, Steel Partners II beneficially owned 3,009,000 shares of the Company’s common stock. Steel Master is the sole limited partner of Steel Partners II. Steel GP LLC is the general partner of Steel Partners II and Steel Master. Partners LLC is the investment manager of Steel Partners II and Steel Master. Warren G. Lichtenstein is the manager of Partners LLC and the managing member of Steel GP LLC. By virtue of these relationships, each of Steel GP LLC, Steel Master, Partners LLC and Mr. Lichtenstein may be deemed to beneficially own the Shares owned by Steel Partners II. Each of Steel Partners II, Steel GP LLC, Steel Master, Partners LLC and Mr. Lichtenstein has sole power to vote and dispose of the shares.

(4)	Information is based solely on a Schedule 13G/A filed with the Securities and Exchange Commission on May 10, 2006. Schedule 13G/A was filed by the following entities: (i) GE Capital CFE, Inc. (“CFE”), (ii) General Electric Capital Corporation (“GE Capital”), (iii) General Electric Capital Services, Inc. (“GECS”), and (iv) General Electric Company (“GE”). CFE is the beneficial owner of 2,551,156 shares of the Company’s common stock and CFE has sole voting and dispositive power over such shares. GE Capital is the parent company of CFE, GECS is the parent company of GE Capital and GE is the parent company of GECS. GE Capital, GECS and GE disclaim beneficial ownership of all of the shares.

(5)	Information is based solely on a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2008. The Schedule 13G was filed by the following entities: (i) Deutsche Bank AG (“Deutsche Bank”), (ii) Deutsche Bank Securities Inc. (“Deutsche Bank Securities”) and (iii) Deutsche Bank AG, London Branch (“Deutsche Bank London”). The foregoing reporting persons hold an aggregate of 1,991,080 shares. The Schedule 13G indicates that (i) Deutsche Bank is the beneficial owner of 1,991,080 shares and has the sole power to vote and dispose of all of such shares; (ii) Deutsche Bank Securities is the beneficial owner of 260,611 shares and has the sole power to vote and dispose of all of such shares; and (iii) Deutsche Bank London is the beneficial owner of 1,730,469 shares and has the sole power to vote and dispose of all of such shares.

(6)

Information is based solely on a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2008. The Schedule 13G/A was filed by the following entities and individuals: (i) Wynnefield Small Cap Value Offshore Fund, Ltd. (“Fund”), (ii) Channel Partnership II, L.P. (“Channel”), (iii) Wynnefield Capital, Inc. Profit Sharing Plan (“Plan”), (iv) Wynnefield Capital, Inc. (“WCI”), (v) Nelson Obus (“Mr. Obus”) and (vi) Joshua Landes (“Mr. Landes”). The foregoing reporting persons hold an aggregate of 1,775,500 shares. The Schedule 13G/A indicates that (i) Fund is the beneficial owner of 1,750,000 shares and has the sole power to vote and dispose of all of such shares; (ii) Channel is the beneficial owner of 500 shares and has the sole power to vote and dispose of all of such shares; (iii) Plan is the beneficial owner of 25,000 shares and has the sole power to vote and dispose of all of such shares; (iv) WCI holds an indirect beneficial interest in 1,750,000 shares which are directly beneficially owned by Fund; (v) Mr. Obus holds an indirect beneficial interest in 1,775,500 shares and has the sole power to vote and dispose of all of such shares; and (vi) Mr. Landes holds an indirect beneficial interest in 1,750,000 shares and has the sole power to vote and dispose of all of such shares. 1,750,000 of the shares held by Mr. Obus are directly beneficially owned by Fund, 500 of such shares are directly beneficially owned by Channel and 25,000 of such shares are directly beneficially owned by Plan. The 1,750,000 shares held by Mr. Landes are directly beneficially owned by Fund.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Directors, executive officers, and greater than 10% stockholders are required by the Securities and Exchange Commission to furnish the Company with copies of the reports they file.

Based solely on the Company’s review of the copies of such reports and written representations from certain reporting persons that certain reports were not required to be filed by such persons, the Company believes that all of its directors, executive officers and greater than 10% beneficial owners complied with all filing requirements applicable to them with respect to transactions during the 2007 fiscal year.

Equity Compensation Plan Information

The following table summarizes information, as of December 31, 2007, with respect to shares of the Company’s common stock that may be issued under its existing equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	4,717,750	(1)	$9.43	2,101,978	(2)
Equity compensation plans not approved by security holders	—		—	—

Total	4,717,750	(1)	$9.43	2,101,978	(2)

(1)	Includes 4,717,750 shares of common stock to be issued upon exercise of options granted under our Option Plan and our Director’s Plan that were outstanding at December 31, 2007.

(2)	Includes 2,101,978 shares of common stock available for issuance upon exercise of options that have not been granted under the our Option Plan or our Director’s Plan as of December 31, 2007 based on: (i) 7,025,000 shares of common stock reserved for issuance to employees, officers, nonemployee directors and consultants upon exercise of incentive and non-statutory options under our Option Plan, (ii) 300,000 shares of common stock reserved for issuance to nonemployee directors upon exercise of incentive and non-statutory options under our Director’s Plan, (iii) 409,272 shares of common stock issued upon exercise of options under our Option Plan, (iv) 96,000 shares of common stock issued upon vesting of restricted stock awards and (v) 4,717,750 shares of common stock underlying outstanding options at December 31, 2007. Options exercisable for an aggregate of 83,100 shares of common stock were forfeited in 2007. Options exercisable for an aggregate of 1,250,000 shares of common stock were granted in 2007.

CORPORATE GOVERNANCE MATTERS

Board Meetings

In 2007, the Board of Directors held 15 meetings in person or by conference telephone. During 2007, each incumbent director attended at least 75% of the aggregate of: (1) the total number of the Board of Director meetings (held during the period for which he has been a director) and (2) the total number of meetings held by all committees of the board on which he served (during the periods that he served on such committee). The Company holds at least five meetings of its Board of Directors each year. While the Company encourages all members of the Board of Directors to make every effort to attend the annual meeting of stockholders, there is no formal policy that requires their attendance at the annual meeting of stockholders. Mr. Reimers, the Company’s Chairman of the Board, Mr. Carter, the Company’s Chief Executive Officer, President and member of the Board and Messrs. Kuntz, Bloem and Siegel all attended the Company’s 2007 annual meeting of stockholders.

Board of Director Independence

Each year, the Board of Directors and the Company’s nominating and corporate governance committee review the relationships that each director has with the Company and with other parties. Only those directors who do not have any of the defined relationships that preclude them from being “independent” as defined in Rule 4200(a)(15) of the Nasdaq Marketplace Rules and who the Board of Directors affirmatively determines have no relationships with the Company that would impair their independence are considered to be independent directors. The Board of Directors has reviewed a number of factors to evaluate the independence of each of its members. These factors include its members’ (and such members’ immediate family members’) current and historic relationships with the Company and its competitors, suppliers, auditors and customers; their relationships with management and other directors; the relationships their current and former employers have with the Company; and the relationships between the Company and other companies of which the Company’s board members are directors or executive officers. After evaluating these factors in light of Rule 4200(a)(15) of the Nasdaq Marketplace Rules, the Board of Directors has determined that Mr. Bloem, Mr. Kuntz and Mr. Siegel are independent directors. Accordingly, a majority of the current members of the Company’s Board of Directors are “independent” directors. Former director, Jason B. Mudrick was also an independent director that served as a member of the Company’s Board of Directors during 2007. However, Mr. Mudrick resigned from the Board of Directors effective November 14, 2007 and, therefore, did not serve as a member of the board thereafter. As discussed below, Arthur J. Reimers, the Company’s Chairman of the Board is not “independent” as such term is defined in Rule 4200(a)(15) of the Nasdaq Marketplace Rules. Philip L. Carter is not independent because he is the President and Chief Executive Officer of the Company.

In determining the independence of the current members of the Board of Directors and those individuals who served on the Board during 2007, the Board of Directors and the Company’s nominating and corporate governance committee considered the following transactions and relationships:

•	Payments received by the Company from Humana Inc. or it subsidiaries related to claims by Humana health plan beneficiaries—Mr. Bloem serves as the Chief Financial Officer of Humana Inc.

•	The status of Mr. Reimers’ sister as a partner with Deloitte & Touche LLP—Deloitte & Touche LLP serves as the Company’s independent auditors.

•

Mr. Reimers’ investor status in certain investment funds which are affiliated with members of the lending syndicate under the Company’s payment-in-kind term loan facility. Mr. Reimers does not control the investments made by such funds and his investment in such funds are de minimis relative to the overall size of the funds.

•

Mr. Mudrick’s position as a portfolio manager of Contrarian Equity Fund, L.P. and other investment management clients of Contrarian Capital Management, LLC (“Contrarian”). As of April 25, 2008, Contrarian is deemed the beneficial owner of approximately 5,049,536 shares, or 19.8%, of the

Company’s outstanding common stock and its investment management clients also hold the Company’s senior subordinated notes. Investment management clients of Contrarian are also members of the lending syndicate under the Company’s payment-in-kind term loan facility.

Non-management members of the Board of Directors of the Company meet in executive session without members of management present, and are scheduled to do so at least twice annually. In addition, if the non-management directors of the Company include directors that are not “independent” directors, the Board will at least twice annually schedule executive sessions including only independent directors without members of management present.

Code of Ethics

The Company has adopted a code of ethics that applies to the members of its Board of Directors, principal executive officer, principal financial officer and other persons performing similar functions. The Company has also issued a Policy Statement on Business Ethics and Conflicts of Interest which is applicable to all employees. The Company’s code of ethics and Policy Statement on Business Ethics and Conflicts of Interest are posted on its internet website, www.rotech.com, and are available, without charge, upon written request directed to the Chief Legal Officer, Rotech Healthcare Inc., 2600 Technology Drive, Suite 300, Orlando, Florida 32804.

Stockholder Communications

Stockholders may send communications to the Board of Directors by mail to the Company’s Corporate Secretary at Rotech Healthcare Inc., 2600 Technology Drive, Suite 300, Orlando, Florida 32804. Communications should be addressed to the attention of the Board as a whole or to specific Board members. Stockholders desiring to limit or direct their communications to nonemployee directors only should so indicate in the communication and direct the communication to the chairperson of the nominating and corporate governance committee. The Company’s general policy is to forward, and not to intentionally screen, any mail received at the Company’s corporate office that is addressed to the attention of the Board or to a specific Board member unless the Company believes the communication may pose a security risk.

Board Committees

The Company has an audit committee, a nominating and corporate governance committee and a compensation committee.

Audit Committee

The audit committee of the Board of Directors has been established in accordance with Section 3(a)(58)(A) of the Exchange Act. The audit committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the retention and, if necessary, the termination of the Company’s auditors, the scope of the annual audits, fees to be paid to the auditors, the performance of the Company’s independent auditors and the Company’s accounting practices. Currently, Messrs. Siegel, Bloem and Kuntz are the director members of the audit committee. The audit committee held 8 meetings during fiscal 2007 in person or by conference telephone. The audit committee acts under a written charter, which more specifically sets forth its responsibilities and duties, as well as requirements for the committee’s composition and meetings. A copy of this charter, which was amended and restated as of February 20, 2007, is attached as Appendix A to the Proxy Statement filed with the Securities and Exchange Commission on April 30, 2007. Additional copies of the charter are available, without charge, upon written request directed to the Company’s Chief Legal Officer, Rotech Healthcare Inc., 2600 Technology Drive, Suite 300, Orlando, Florida 32804. The audit committee charter is also posted on the Company’s internet website, www.rotech.com.

Mr. Siegel currently serves as the chairman of the Company’s audit committee. The Board of Directors has determined that, based upon Mr. Siegel’s experience in the fields of accounting and auditing services and Mr. Bloem’s experience as a senior financial executive as well as a tax attorney and certified public accountant, each qualifies as an “audit committee financial expert” within the meaning of the rules of the Securities and Exchange Commission. Please see “Proposal 1—Election of Directors” for a description of Mr. Siegel’s and Mr. Bloem’s relevant experience. The Board of Directors has determined that each of the current members of the audit committee is “independent”, as that term is defined by applicable Securities and Exchange Commission rules. In addition, the Board of Directors has determined that each of the current members of the audit committee is “independent”, as that term is defined by the applicable Nasdaq Marketplace Rules.

Audit Committee Disclosure

In connection with the Company’s audited financial statements for the year ended December 31, 2007, the audit committee has (1) reviewed and discussed the audited financial statements with management; (2) discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 114 (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; (3) received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and (4) discussed with the Company’s independent auditor the independent auditor’s independence.

Based on the review and discussions referred to in items (1) through (3) of the above paragraph, the audit committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2007 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission.

Audit Committee

Arthur Siegel, Chairman

James Bloem

Edward L. Kuntz

Compensation Committee

The compensation committee of the Board of Directors, which is currently comprised of Messrs. Kuntz, Bloem and Siegel, recommends, reviews and oversees the salaries, benefits, and stock option plans for the Company’s employees, consultants, directors and other individuals compensated by the Company. The Board of Directors has determined that each of the current members of the compensation committee is “independent”, as that term is defined by the applicable Nasdaq Marketplace Rules. Mr. Kuntz currently serves as chairman of the compensation committee. The compensation committee met 4 times in fiscal 2007 in person or by conference telephone.

The compensation committee acts under a written charter, which more specifically sets forth its responsibilities and duties, as well as requirements for the committee’s composition and meetings. The compensation committee’s responsibilities include:

•	to make decisions for or recommendations to the Board with respect to the compensation of all directors, officers and other key executives.

•

to make recommendations to the Board regarding the Company’s compensation plans, including the Company’s incentive compensation plans and equity-based plans. The committee has and exercises all the authority of the Board with respect to the administration of such plans.

•

to review and approve on an annual basis, corporate goals and objectives relevant to Chief Executive Officer (“CEO”) compensation, evaluate the CEO’s performance in light of whether the goals and objectives have been achieved and set the CEO’s compensation levels based on this evaluation.

•	to establish goals, make awards, review performance and determine, or recommend to the Board, awards earned under our annual and long-term incentive compensation plans.

•

to review and discuss with management the compensation discussion and analysis and based upon such review and discussion, determine whether to recommend to the Board that the compensation discussion and analysis be included in our proxy statement or our Annual Report on Form 10-K.

•	preparation of the compensation committee report to be included in the Company’s proxy statement or Annual Report on Form 10-K.

The compensation committee and the Board of Directors have sole and direct responsibility for determining compensation of our executive officers and directors. The compensation committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the compensation committee. In addition, the compensation committee has the authority to delegate responsibility for the day-to-day management of executive compensation to the officers of the Company. In determining compensation, the compensation committee may use recommendations from directors that do not serve on the compensation committee, the Chief Executive Officer and compensation consultants. The Chief Executive Officer and other members of the Board regularly attend meetings of the compensation committee. The compensation committee meets in executive session as needed. The compensation committee has the resources and authority appropriate to discharge its duties and responsibilities. The compensation committee has the sole authority to retain or terminate compensation consultants to assist it in the evaluation of director, chief executive officer and senior executive compensation. The compensation committee also has the sole authority to determine the terms of engagement and the extent of funding necessary for payment of compensation to any consultant retained to advise the compensation committee.

The compensation committee meets at least four (4) times a year. The chairperson determines the agenda (in consultation with the members of the Board and with management) and the frequency and the length of meetings. Any Board member is entitled to include additional subjects on the agenda for each compensation committee meeting, as applicable. In addition, at the first meeting of the compensation committee held following each year’s annual meeting of stockholders, the chairperson, in consultation with the other members of the compensation committee, determines a list of items to be addressed by the compensation committee during the coming year. The compensation committee regularly reports to the Board summarizing the committee’s actions and any significant issues considered by the committee. The Compensation Discussion and Analysis section above discusses the role of the Company’s executive officers and compensation consultants in determining or recommending compensation for the Company’s named executive officers. The Compensation Discussion and Analysis section above also discusses additional processes and procedures for consideration and determination of compensation of our named executive officers.

The Board of Directors determines compensation for our nonemployee directors based upon recommendations from the compensation committee. The committee reviewed and made recommendations with respect to director compensation at its June 2007 meeting which included certain increases to annual cash compensation as well as grants of stock options under the Director’s Plan in lieu of the 2007 award of restricted stock to the nonemployee directors. The compensation committee intends to work with Mercer during the coming months to review compensation guidelines for our nonemployee directors.

A copy of the compensation committee’s charter, which was amended and restated effective as of February 20, 2007, is attached as Appendix B to this Proxy Statement. Additional copies of the charter are available, without charge, upon written request directed to the Company’s Chief Legal Officer, Rotech Healthcare Inc., 2600 Technology Drive, Suite 300, Orlando, Florida 32804. The compensation committee charter is also posted on the Company’s internet website, www.rotech.com.

Compensation Committee Interlocks and Insider Participation

During 2007, the following current directors, Messrs. Kuntz (Chairman) Siegel, and Bloem served on the Company’s compensation committee. No member of the compensation committee (i) was an officer or employee of the Company or any of its subsidiaries during 2007, (ii) was formerly an officer of the Company or any of its subsidiaries, or (iii) had any relationships requiring disclosure by the Company under the rules of the Securities and Exchange Commission requiring disclosure of certain relationships and related party transactions. None of the Company’s executive officers serve, or during 2007 served, as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving on the Company’s Board of Directors or compensation committee.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee of the Board of Directors, which is currently comprised of Messrs. Siegel, Bloem and Kuntz, among other things, identifies and recommends individuals to the Board for nomination as members of the Board and its committees, develops and recommends to the Board, and reviews on an ongoing basis, a set of corporate governance principles (the “Corporate Governance Guidelines”) and oversees the evaluation of the Board and the Chief Executive Officer. The nominating and corporate governance committee held 2 meetings during fiscal 2007 in person or by conference telephone. The nominating and corporate governance committee acts under a written charter, which more specifically sets forth its responsibilities and duties, as well as requirements for the committee’s composition and meetings. The Company’s by-laws were amended on March 6, 2008 to provide for majority voting for directors. The nominating and corporate governance committee charter was amended on April 16, 2008 to provide a process under which the Board of Directors could consider the acceptance of the resignation of any incumbent director who has failed to receive the required vote for re-election. A copy of the Company’s written charter for the nominating and corporate governance committee is attached as Appendix C to this Proxy Statement. The Board of Directors has determined that each of the current members of the nominating and corporate governance committee is “independent,” as that term is defined by the applicable Nasdaq Marketplace Rules Mr. Kuntz currently serves as chairman of the nominating and corporate governance committee. A copy of the Company’s Corporate Governance Guidelines is attached as Appendix D to this Proxy Statement. Additional copies of the nominating and corporate governance committee charter and Corporate Governance Guidelines are available, without charge, upon written request directed to the Company’s Chief Legal Officer, Rotech Healthcare Inc., 2600 Technology Drive, Suite 300, Orlando, Florida 32804. Both documents are also posted on the Company’s internet website, www.rotech.com.

As reflected in the charter of the nominating and corporate governance committee, factors considered by the committee in the selection of director nominees are those it may deem appropriate, consistent with the criteria listed in the Company’s Corporate Governance Guidelines, and include judgment, character, high ethics and standards, integrity, skills, diversity, independence, experience with businesses and organizations of a comparable size to the Company, the interplay of the candidate’s experience with the experience of other Board members and the extent to which the candidate would be a desirable addition to the Board or any of its committees. In addition, in considering nominees for director, the nominating and corporate governance committee will review the qualifications of available candidates that are brought to the attention of the committee by any member of the Board, stockholders and management or identified by the committee through the use of search firms or otherwise.

The nominating and corporate governance committee will consider nominees recommended by stockholders. The policy adopted by the nominating and corporate governance committee provides that nominees recommended by stockholders are given appropriate consideration and will be evaluated in the same manner as other nominees. Stockholders who wish to submit nominees for director for consideration by the nominating and corporate governance committee for election at the Company’s 2009 annual meeting of stockholders may do so by submitting in writing such nominee’s name, in compliance with the procedures and along with the other information required by the Company’s By-laws and Regulation 14A under the Exchange Act (including such nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), to the Secretary of the Company, at Rotech Healthcare Inc., 2600 Technology Drive, Suite 300, Orlando, Florida 32804 within the time frames set forth under the caption “Stockholder Proposals for 2009

Annual Meeting.” During 2007, Jason B. Mudrick was suggested as a director nominee and appointed to the Board as a result of a request by Contrarian Capital Management, LLC (“Contrarian”), an investment management firm based in Greenwich, Connecticut. As of April 25, 2008, Contrarian is deemed the beneficial owner of approximately 5,049,536 shares, or 19.8%, of the Company’s outstanding common stock and its investment management clients also hold the Company’s senior subordinated notes. Investment management clients of Contrarian are also members of the lending syndicate under the Company’s payment-in-kind term loan facility. Mr. Mudrick resigned from the Board of Directors on November 14, 2007.

The nominating and corporate governance committee does not set specific, minimum qualifications that nominees must meet in order for the committee to recommend them to the Board of Directors, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of the Company and the composition of the Board of Directors. Members of the nominating and corporate governance committee discuss and evaluate possible candidates in detail prior to recommending them to the Board of Directors.

PROPOSAL 1

ELECTION OF BOARD OF DIRECTORS

The Company’s Board of Directors (the “Board”) is currently comprised of five (5) members. There are currently two vacancies on the Board. The Board has nominated five (5) director candidates for election at the Annual Meeting. Immediately following the Annual Meeting, there will be two vacancies on the Board. Upon identifying a qualified candidate that is willing to serve as a member of the Company’s Board of Directors, the Board intends to appoint such candidate to serve as a member of the Board until the next annual meeting of stockholders.

All nominees identified below are expected to serve if elected, and each of them has consented to being named in this Proxy Statement and to serve if elected. If a nominee is unable or unwilling to serve at the time of the election, the persons named in the form of proxy will have the right to vote according to their judgment for another person instead of such unavailable nominee. All of the director nominees are currently directors of the Company.

Information Regarding Nominees to the Board of Directors

The following table provides information regarding each nominee to the Board of Directors.

Name	Age	Position
Philip L. Carter	59	President, Chief Executive Officer and Director
Arthur J. Reimers	52	Chairman of the Board
James H. Bloem	56	Director
Edward L. Kuntz	62	Director
Arthur Siegel	70	Director

All directors are elected annually and hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified.

Philip L. Carter has been President, Chief Executive Officer and a director of the Company since December 2002. From March 2002 to November 2002, Mr. Carter was self-employed. From May 1998 to February 2002, Mr. Carter was the Chief Executive Officer and a director of Apria Healthcare Group Inc., a publicly traded healthcare company. Prior to joining Apria Healthcare Group Inc., Mr. Carter had served as President and Chief Executive Officer of Mac Frugal’s Bargains Close-Outs Inc., a chain of retail discount stores, since 1995.

Arthur J. Reimers, the Chairman of the Board of Directors, has been a director of the Company since March 2002. From 2001 to present, Mr. Reimers has acted as an independent financial consultant and business consultant. Mr. Reimers joined Goldman, Sachs & Co. as an investment banker in 1981 and in 1990 became a partner of the firm. Upon Goldman, Sachs & Co.’s initial public offering in 1998, he became a Managing Director and served in that capacity until his resignation in 2001. From 1996 through 1999, Mr. Reimers served as a co-head of Goldman, Sachs & Co.’s Healthcare Group, Investment Banking Division. Mr. Reimers serves on the Board of Directors of FBR Capital Markets Corporation, a taxable REIT subsidiary of Friedman, Billings, Ramsey Group, Inc. (“FBR”). FBR is a publicly-traded real estate investment trust, that, through its subsidiaries, operates investment banking, institutional brokerage and research and asset management businesses. Mr. Reimers also serves on the Board of Directors of Bear Naked, Inc., a private food company and The International Justice Mission, a human rights organization. Mr. Reimers also currently serves as a member of the Management Advisory Board of New Mountain Capital, L.L.C., a private equity firm and as a senior advisor to the New Mountain Vantage Fund, a public equity investment fund. Mr. Reimers is currently an assistant adjunct professor at Miami University and sits on the investment committee of the Miami University Foundation. Mr. Reimers also serves on the board of trustees of the Boys & Girls Club of Greenwich. Mr. Reimers has a Bachelor of Science from Miami University and a Masters of Business Administration from the Harvard Business School.

James H. Bloem has been a director of the Company since October 2005. Since February 2001, Mr. Bloem has served as Senior Vice President, Chief Financial Officer and Treasurer of Humana Inc., a publicly traded health benefits company. Mr. Bloem currently serves on the board of directors for Warner Chilcott and Res Care Inc., each a publicly traded company. Mr. Bloem has extensive experience as a senior financial and operating executive for publicly traded companies as well as a corporate and tax attorney and certified public accountant in private practice. Mr. Bloem has a Bachelor of Arts degree from Calvin College, a Juris Doctor degree from Vanderbilt Law School and a Masters of Business Administration from Harvard Business School.

Edward L. Kuntz has been a director of the Company since March 2002. Mr. Kuntz currently serves as the Executive Chairman of the Board of Directors of Kindred Healthcare, Inc., a long-term health care provider, and also serves as a director of PharMerica Corporation. From 1999 to December 2003, Mr. Kuntz served as the Chairman of the Board and Chief Executive Officer of Kindred. From 1998 to 1999, Mr. Kuntz served in several other capacities at Kindred, including as President, Chief Operating Officer and a director. From 1992 to 1997, Mr. Kuntz was Chairman and Chief Executive Officer of Living Centers of America, Inc., a leading provider of long-term health care services. After leaving Living Centers of America, Inc., he served as an advisor and consultant to a number of health care services and investment companies. Mr. Kuntz has a Masters of Law, a Juris Doctor and a Bachelor of Arts degree from Temple University.

Arthur Siegel has been a director of the Company since October 2002. He is currently an independent consultant. From October 1997 to August 2001, he was the executive director of the Independence Standards Board, a promulgator of independence standards for auditors. In October 1997, he retired from Price Waterhouse LLP (now PricewaterhouseCoopers LLP) after 37 years, including 25 years as a partner and seven years as vice chairman of accounting and auditing services. Mr. Siegel holds a Masters of Business Administration and a Bachelor of Arts from Columbia University.

Vote Required

The affirmative vote of the holders of a majority of the combined voting power of all shares of the Company’s common stock voted at the Annual Meeting at which a quorum is present, whether in person or by proxy, is required to elect directors. Each share of common stock has one (1) vote. The enclosed proxy allows you to vote for the election of all of the nominees listed, to withhold authority to vote for one or more of such nominees or to withhold authority to vote for all of such nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

If you do not vote for a nominee, your vote will not count either for or against the nominee. Also, if your broker does not vote on any of the nominees, it will have no effect on the election.

The persons named in the enclosed proxy intend to vote FOR the election of all of the nominees. Each of the nominees currently serves as a director of the Company. Each of the nominees has consented to be nominated. The Company does not foresee that any of the nominees will be unable or unwilling to serve, but if such a situation should arise, your proxy will vote in accordance with his or her best judgment.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE ELECTION OF MESSRS. CARTER, REIMERS, BLOEM, KUNTZ AND SIEGEL.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the Board of Directors has selected Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008. The audit committee and the Board of Directors have determined that the selection of Deloitte & Touche LLP should be submitted to the Company’s stockholders for ratification. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions.

Principal Accountant Fees and Services

Principal Accountant Fees

The aggregate fees paid for professional services rendered by Deloitte & Touche LLP and its affiliates (collectively, the “Deloitte Entities”), the Company’s principal accountant, for the audit of the Company’s annual consolidated financial statements for the years ended December 31, 2007 and December 31, 2006 were approximately $907,444 and $1,016,650, respectively.

The following table sets forth fees paid to the Deloitte Entities with respect to services provided for fiscal years 2007 and 2006 (dollars in thousands):

Fee Category	Fiscal Year 2007	% of Total	Fiscal Year 2006	% of Total
Audit Fees(1)	$907	57%	$1,017	66%
Audit-Related Fees(2)	$499	32%	$472	31%
Tax Fees(3)	$178	11%	$44	3%
All Other Fees(4)	$—	—	$—	—
Total Fees	$1,584	100%	$1,533	100%

(1)	Audit Fees are fees for professional services performed for the audit of the Company’s annual financial statements and review of quarterly financial statements included in the Company’s 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees are fees for assurance and related services that are reasonably related to the performance of the audit and review of the Company’s financial statements. This category consists primarily of employee benefit and compensation plan audits, consulting on financial accounting/reporting standards and fees for testing internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. Fees relating to the Company’s testing of internal controls were $441 and $450 in 2007 and 2006, respectively.

(3)	Tax Fees are fees for professional services performed with respect to tax compliance, tax advice and tax planning. The Company paid the Deloitte Entities an aggregate amount of $178 for Tax Fees during the year ended December 31, 2007, $24 of which was for tax compliance and $154 of which was for tax consultation and planning. The Company paid the Deloitte Entities an aggregate amount of $44 for Tax Fees during the year ended December 31, 2006, $29 of which was for tax compliance and $15 of which was for tax consultation and planning.

(4)	All Other Fees are fees for other permissible work that does not meet the above category descriptions.

Independence

The audit committee has reviewed and discussed the fees paid to the Deloitte Entities during the last fiscal year for audit and non-audit services and believes that the provision of the non-audit services is compatible with the auditor’s independence.

Pre-approval Policy

The Company’s audit committee has policies and procedures that require the pre-approval by the audit committee of each service performed by the Company’s independent registered public accounting firm. During the course of the year, the audit committee will review, evaluate and approve proposed services, including the nature, type and scope of services contemplated and the related fees, to be rendered by the Company’s accountants. As applicable, the authority to grant pre-approvals may be delegated to one or more of the members of the audit committee. However, any decision made by these members must be presented to the full audit committee at a future audit committee meeting.

All of the fees and services provided as noted in the table above were authorized and approved by the audit committee in compliance with the pre-approval policies and procedures described herein.

Vote Required

The affirmative vote of the holders of the majority of the combined voting power of the common stock voted at the Annual Meeting, whether in person or by proxy, is required to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2008 fiscal year.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors knows of no other matters which will be acted upon at the Annual Meeting. If any other matters are presented for action at the Annual Meeting or at any adjournment thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

Stockholders who, in accordance with Rule 14a-8 under the Exchange Act, wish to present proposals for inclusion in the proxy materials to be distributed by the Company in connection with the Company’s 2009 annual meeting must submit their proposals to the Company’s Secretary at the principal executive offices of the Company no later than January 1, 2009. However, if the date of the 2009 annual meeting of stockholders is changed by more than 30 days from the date of this year’s Annual Meeting (June 24th) then the deadline for submission of stockholder proposals would be a reasonable time before the Company begins to print and mail its proxy materials for the 2009 annual meeting of stockholders. Upon determination by the Company that the date of the 2009 annual meeting will be advanced or delayed by more than 30 days from the date of this year’s Annual Meeting, the Company will disclose such change in the earliest possible Quarterly Report on Form 10-Q or other applicable Exchange Act report filed with the Securities and Exchange Commission.

Stockholder proposals that are not made under Rule 14a-8, including director nominations, must comply with the Company’s By-laws, under which, such proposals must be delivered to the Company’s Secretary at the principal executive offices of the Company no earlier than the close of business on March 31, 2009 and no later than the close of business on April 30, 2009 to be considered timely, provided, however, in the event that the date of the 2009 annual meeting is more than thirty (30) days before or more than sixty (60) days after June 29, 2009, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to the 2009 annual meeting and not later than the close of business on the later of the 60th day prior to the 2009 annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

ANNUAL REPORT

The Company’s Annual Report to Stockholders for 2007, containing audited financial statements for the years ended December 31, 2005, December 31, 2006 and December 31, 2007 accompanies this Proxy Statement. Upon written request, the Company will send to stockholders of record, without charge, additional copies of its Annual Report on Form 10-K (including amendments thereto) for the fiscal year ended December 31, 2007 (without exhibits) and additional copies of this Proxy Statement, each of which the Company has filed with the Securities and Exchange Commission. In addition, upon written request and payment of a fee equal to the Company’s reasonable expenses, the Company will send to stockholders of record, copies of any exhibit to the Company’s Form 10-K for the fiscal year ended December 31, 2007 filed with the Securities and Exchange Commission. All written requests should be directed to the Secretary of the Company at the address of the Company set forth on the first page of this Proxy Statement.

By Order of the Board of Directors,

Philip L. Carter

President and Chief Executive Officer

Orlando, Florida

April 29, 2008

Delivery of Documents to Security Holders Sharing an Address:

If only one annual report or proxy statement is being delivered to two or more security holders who share an address, we must furnish the following information:

(1) State that only one annual report or proxy statement, as applicable, is being delivered to multiple security holders sharing an address unless Rotech has received contrary instructions from one or more of the security holders;

(2) Undertake to deliver promptly upon written or oral request a separate copy of the annual report or proxy statement, as applicable, to a security holder at a shared address to which a single copy of the documents was delivered and provide instructions as to how a security holder can notify Rotech that the security holder wishes to receive a separate copy of an annual report or proxy statement, as applicable;

(3) Provide the phone number and mailing address to which a security holder can direct a notification to Rotech that the security holder wishes to receive a separate annual report or proxy statement, as applicable, in the future; and

(4) Provide instructions how security holders sharing an address can request delivery of a single copy of annual reports or proxy statements if they are receiving multiple copies of annual reports or proxy statements.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.

THEREFORE, STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

PLEASE VOTE—YOUR VOTE IS IMPORTANT.

Appendix A

ROTECH HEALTHCARE INC.

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

I.    PURPOSE

The primary function of the Audit Committee of Rotech Healthcare Inc. (the “Corporation”) is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: (a) the financial reports and other financial information provided by the Corporation to any governmental body or the public; (b) the Corporation’s systems of internal controls regarding finance, accounting and compliance with legal and regulatory requirements; (c) the independent auditors’ qualifications and independence; (d) the performance of the Corporation’s internal audit function and independent auditors; and (e) the Corporation’s auditing, accounting and financial reporting process generally (including oversight of the audits of the financial statements of the Corporation). It is also the Audit Committee’s responsibility to prepare the Audit Committee report that Securities and Exchange Commission rules require to be included in the Corporation’s annual proxy statement. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation’s policies, procedures and practices at all levels. In discharging its responsibilities, the Audit Committee will:

•	Serve as an independent and objective party to monitor the Corporation’s financial reporting process and internal control system.

•	Review and appraise the audit efforts of the Corporation’s independent auditors and internal auditing department.

•	Provide an open avenue of communication among the independent auditors, financial and senior management, the internal auditing department, and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

Although the Audit Committee has the powers and responsibilities set forth in this Charter, the role of the Audit Committee is oversight. The members of the Audit Committee are not full-time employees of the Corporation and may or may not be accountants or auditors by profession or experts in the fields of accounting or auditing and, in any event, do not serve in such capacity. Consequently, it is not the duty of the Audit Committee to conduct audits or to determine that the Corporation’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

II.    COMMITTEE MEMBERSHIP AND REMOVAL

The Audit Committee shall consist of three or more directors (as determined by the Board of Directors), each of whom shall satisfy the independence, financial literacy and experience requirements established by the Securities and Exchange Commission, The Nasdaq Stock Market, Inc. Marketplace Rules and any other applicable regulatory requirements (subject to any applicable exceptions to such requirements). Additionally, at least one member of the Audit Committee shall in the judgment of the Board be an “audit committee financial expert” as such term is defined by the Securities and Exchange Commission, and at least one member (who may also serve as the audit committee financial expert) shall in the judgment of the Board meet the financial sophistication standard as defined by the requirements of the Nasdaq Stock Market, Inc. Each member of the Audit Committee must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. No member of the Audit Committee shall have participated in the preparation of the financial statements of the Corporation (or any current subsidiary) at any time during the past three years.

The members of the Audit Committee shall be appointed by the Board. Candidates to fill subsequent vacancies in the Committee shall be recommended by the Nominating and Corporate Governance Committee and appointed by the Board. Members of the Audit Committee shall serve at the pleasure of the Board and for such term or terms as the Board may determine. The entire Audit Committee or any individual Audit Committee member may be removed from office with or without cause by the affirmative vote of a majority of the Board. Any Audit Committee member may resign effective upon giving written notice to the Chairman of the Board (unless the notice specifies a later time for the effectiveness of such resignation).

Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

III.    COMMITTEE STRUCTURE AND OPERATIONS

Unless a Chair is designated by a majority vote of the full Board, the members of the Audit Committee may designate one member of the Committee to serve as Committee Chair by a majority vote of the full Committee. The Chair of the Audit Committee will, among other things, preside at each meeting of the Audit Committee and, in consultation with the other members of the Audit Committee, shall set the frequency and length of each meeting and the agenda of items to be addressed at each upcoming meeting. The Audit Committee shall meet at least four times annually on a quarterly basis, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Committee or its Chair. As part of its job to foster open communication, the Audit Committee will meet periodically with management, the head of the internal audit function, the chief legal officer and the independent auditors in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. In addition, the Audit Committee or at least its Chair should meet with the independent auditors and management quarterly to review the Corporation’s financial statements before they are announced publicly.

IV.    RESPONSIBILITIES AND DUTIES

As the independent auditors are accountable to the Audit Committee, the Audit Committee shall have the sole authority and responsibility to retain, evaluate and, where appropriate, terminate the independent auditors (or to nominate the independent auditors for stockholder approval) and shall approve all audit engagement fees and terms and all non-audit engagements with the independent auditors. The Audit Committee shall consult with management but shall not delegate these responsibilities.

To fulfill its responsibilities and duties the Audit Committee shall:

General Review of Documents/Reports

1.    Review and update this Charter periodically, at least annually, as conditions dictate.

2.    Review the organization’s annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent auditors.

Independent Auditors

3.    Be directly responsible for the appointment, retention, compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services or any related work for the Corporation. The independent auditors must report directly to the Audit Committee.

4.    Have the sole authority to review in advance, and grant any appropriate pre-approvals, of (a) all audit services to be provided by the independent auditors and (b) all permitted non-audit services to be provided by the independent auditors and, in connection therewith, to approve all fees and other terms of engagement.

5.    Review and approve disclosures regarding non-audit services required to be included in Securities and Exchange Commission periodic reports filed under Section 13(a) of the Securities Exchange Act of 1934.

6.    Ensure that the independent auditors submit to the Audit Committee on an annual basis the written disclosures and letter from the independent auditors (including a written statement delineating all relationships between the auditor and the Corporation) required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, discuss with the independent auditors any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and satisfy itself as to the independent auditors’ independence and whether the provision of permitted non-audit services is compatible with maintaining the auditor’s independence. The Audit Committee is also responsible for taking, or recommending that the full board take, appropriate action to oversee the independence of the independent auditors.

7.    Obtain and review a report, at a minimum, on an annual basis, from the independent auditors describing (a) the independent auditors’ internal quality control procedures and (b) any material issues raised by the most recent internal quality control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, with respect to one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues.

8.    Confirm that there is proper audit partner rotation (i.e., the lead audit partner and the audit partner responsible for reviewing the audit has not performed audit services for the Corporation for more than each of the four previous fiscal years).

9.    Review all reports that the federal securities laws or generally accepted auditing standards require the independent auditors to submit to the Audit Committee, including (i) the report of the independent auditors on critical accounting policies, (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and (iii) any material written communications between the independent auditors and management.

10.    Evaluate the qualifications and performance of the independent auditor, including considering whether the auditor’s quality controls are adequate, taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board. Review, based upon the recommendation of the independent auditors and the chief internal auditor, the scope and plan of the work to be done by the independent auditors.

11.    Obtain from the independent auditor assurance that Section 10A(b) of the Securities Exchange Act of 1934 regarding illegal acts has not been implicated.

Annual Financial Statements

12.    Review and discuss with management, the internal audit group and the independent auditors the Corporation’s annual audited financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

13.    Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

14.    Recommend to the Board, if appropriate, that the Corporation’s annual audited financial statements be included in the Corporation’s annual report on Form 10-K for filing with the Securities and Exchange Commission or otherwise disclosed to the Corporation’s stockholders and other stakeholders.

15.    Prepare the report required by the Securities and Exchange Commission to be included in the Corporation’s annual proxy statement, if applicable, and any other reports of the Audit Committee required by applicable securities laws or stock exchange listing requirements or rules.

Quarterly Financial Statements

16.    Review with financial management and the independent auditors each quarterly report on Form 10-Q prior to its filing.

17.    Review and discuss with management, the internal audit group and the independent auditors, the Corporation’s quarterly financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the independent auditors’ review of the quarterly financial statements, prior to submission to stockholders, any governmental body, any stock exchange or the public.

Financial Reporting Processes and Periodic Reviews

18.    In consultation with the independent auditors, the internal auditors and management, review the integrity of the organization’s financial reporting processes, both internal and external.

19.    Discuss with the independent auditors, without management being present, (a) their judgments about the quality and appropriateness of the Corporation’s accounting principles and policies and financial disclosure practices as applied in its financial reporting and (b) the completeness and accuracy of the Corporation’s financial statements.

20.    Consider and approve, if appropriate, major changes to the Corporation’s auditing and accounting principles and practices as suggested by the independent auditors or management. Review with the independent auditors, management and the internal audit group, at appropriate intervals, the extent to which any changes or improvements in accounting or financial practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Audit Committee.)

21.    Periodically review and discuss with management, the internal audit group, the independent auditors and the Corporation’s in-house and independent counsel, as appropriate, any legal, regulatory or compliance matters that could have a significant impact on the Corporation’s financial statements, including applicable changes in accounting standards or rules.

Discussions with Management

22.    Review and discuss with management the Corporation’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. At least one member of the Audit Committee should review the Corporation’s earnings press releases before they are released to the public.

23.    Review and discuss with management all material off balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Corporation with unconsolidated entities or other persons that may have a material current or future effect on financial condition, changes in financial condition, results of operations, liquidity, capital resources, capital reserves or significant components of revenues or expenses.

24.    Review and discuss with management the Corporation’s major risk exposures and the steps management has taken to monitor, control and manage such exposures, including the Corporation’s risk assessment and risk management guidelines and policies.

The Internal Audit Function and Internal Controls

25.    Review the performance of the internal audit group annually and review, based upon the recommendation of the independent auditors and the chief internal auditor, the scope and plan of the work to be done by the internal audit group. Review any significant reports to management prepared by the internal audit group and management’s responses.

26.    Review and approve the appointment and replacement of the Corporation’s chief internal auditor.

27.    In consultation with the independent auditors and the internal audit group, review the adequacy of the Corporation’s internal control structure and procedures designed to ensure compliance with laws and regulations, and discuss the responsibilities, budget and staffing needs of the internal audit group. Review and discuss any special steps adopted in light of material internal control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting.

28.    Establish procedures for (a) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

29.    Prior to filing the Form 10-K, review (a) the internal control report prepared by management, including management’s assessment of the effectiveness of the Corporation’s internal control structure and procedures for financial reporting and (b) the independent auditors’ attestation and report on the assessment made by management.

30.    Review disclosures made to the Audit Committee by the Corporation’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Corporation’s internal controls.

Process Improvement

31.    Establish regular and separate systems of reporting to the Audit Committee by the chief legal officer, each member of management, the independent auditors and the internal auditors regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

32.    Following completion of the annual audit, review separately with each of management, the independent auditors and the internal audit group (a) any significant disagreements between management and the independent auditors or the internal audit group in connection with the preparation of the financial statements, (b) any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information and (c) management’s response to each of (a) and (b).

33.    Review all proposed related-party transactions in accordance with the Corporation’s policies and procedures. Approve or ratify, as appropriate, related-party transactions in accordance with the Corporation’s policies and procedures. Review and update, as necessary, the Corporation’s policies and procedures for the review, approval and ratification of related-party transactions.

34.    Set clear hiring policies regarding the Corporation’s hiring of employees or former employees of the independent auditors who were engaged on the Corporation’s account.

35.    Report regularly to the Board, after each Audit Committee meeting and review, on an annual basis, its own performance and the adequacy of this charter as required under “Performance Evaluation” below.

36.    Establish, review and update periodically the Corporation’s Code of Ethics for Directors, Senior Executive, Financial and Accounting Officers and the Policy Statement on Business Ethics and Conflicts of Interests (collectively, the “Codes of Ethics”) and ensure that management has established a system to enforce the Codes of Ethics. Discuss with management compliance matters related to the Codes of Ethics.

37.    Perform any other activities consistent with this Charter, the Corporation’s By-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

V.    DELEGATION TO SUBCOMMITTEE

The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of the audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

VI.    PERFORMANCE EVALUATION

The Audit Committee shall produce and provide to the Board an annual performance evaluation of the Audit Committee, which evaluation shall compare the performance of the Audit Committee with the requirements of this charter. The performance evaluation shall also recommend to the Board any improvements to the Audit Committee’s charter deemed necessary or desirable by the Committee. The performance evaluation by the Audit Committee shall be conducted in such manner as the Audit Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Audit Committee or any other individual designated by the Audit Committee to make this report.

VII.    RESOURCES AND AUTHORITY OF THE COMMITTEE

The Audit Committee shall have the authority to retain independent legal, accounting and other consultants to advise the Audit Committee and as it determines is otherwise necessary to carry out its duties. The Audit Committee may request any officer or employee of the Corporation or the Corporation’s outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

The Corporation shall provide appropriate funding, as determined by the Audit Committee, for the payment of (i) compensation to the independent auditors engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services or any related work for the Corporation, (ii) compensation to any independent legal, accounting and other consultants retained to advise the Audit Committee and (iii) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

Last revised: February 20, 2007

Appendix B

ROTECH HEALTHCARE INC.

CHARTER OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

I.    Purpose of Committee

The primary objective of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Rotech Healthcare Inc. (the “Company”) is to (a) discharge the Board’s responsibilities relating to compensation of the Company’s executives and directors, (b) establish, approve and evaluate executive and director compensation plans, policies, and programs and (c) review and discuss with management the Compensation Discussion and Analysis and produce the Compensation Committee report required by the Securities and Exchange Commission (“SEC”) to be included, as applicable, in the Company’s annual report on Form 10-K or proxy statement in accordance with the applicable rules and regulations of the SEC and any other regulatory requirements. For the purpose of this charter, compensation shall include:

•	annual base salary;

•	annual incentive opportunity;

•	stock option or other equity compensation plans;

•	long-term incentive opportunity;

•	deferred compensation plans;

•	the terms of employment agreements, severance arrangements, and change in control agreements, in each case as, when and if appropriate;

•	any special or supplemental benefits; and

•	any other payments that are deemed compensation under applicable SEC rules.

The Committee shall have overall responsibility with respect to the design, approval, and evaluation of the executive and director compensation plans, policies, and programs of the Company and its subsidiaries. The Committee shall be responsible for determining the Company’s policy with respect to the application of Section 162(m) of the Internal Revenue Code of 1986, as amended, and when compensation may be paid by the Company which is not deductible for Federal income tax purposes. The Committee shall also be responsible for ensuring that any compensation paid by the Company to executives is not considered an impermissible personal loan by Section 402 of the Sarbanes-Oxley Act.

The Committee should develop a compensation policy that creates a direct relationship between pay levels, corporate performance, the Company’s compliance with all applicable laws and regulations, the provision of quality services to the Company’s customers and returns to shareholders, and vigilantly monitor the results of such policy to assure that the compensation payable to the Company’s executives provides overall competitive pay levels, creates proper incentives to enhance shareholder value, rewards superior performance, and is justified by the returns available to shareholders.

The Committee shall have the authority to delegate responsibility for the day-to-day management of executive compensation to the officers of the Company.

II.    Committee Membership and Removal

The Committee shall be composed solely of three or more directors (as determined by the Board of Directors), each of whom shall satisfy the independence requirements established by the SEC, The Nasdaq Stock Market, Inc. Marketplace Rules and any other applicable regulatory requirements (subject to any applicable exceptions to such requirements). In addition, a person may serve on the Committee only if the Board determines that he or she (i) is a “Non-employee Director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and (ii) satisfies the requirements for an “outside director” for purposes of Section 162(m) of the Internal Revenue Code.

The members of the Committee shall be appointed by the Board. Candidates to fill subsequent vacancies in the Committee shall be recommended by the Nominating and Corporate Governance Committee and appointed by the Board. The Board will look favorably upon those candidates with experience in matters relating to executive compensation. Members of the Committee shall serve at the pleasure of the Board and for such term or terms as the Board may determine. The entire Committee or any individual Committee member may be removed from office with or without cause by the affirmative vote of a majority of the Board. Any Committee member may resign effective upon giving written notice to the Chairman of the Board (unless the notice specifies a later time for the effectiveness of such resignation).

III.    Committee Structure and Operations

The Committee shall meet at least four (4) times a year, with further meetings to occur or actions to be taken by unanimous written consent when deemed necessary or desirable by the Committee or its chairperson. Unless a chairperson is designated by a majority vote of the full Board, the members of the Committee may designate one member of the Committee to serve as Committee chairperson by a majority vote of the full Committee. The chairperson shall determine the agenda (in consultation with the members of the Board and with management), the frequency and the length of meetings. In addition, any Board member shall be entitled to include additional subjects on the agenda for each Committee meeting, as applicable. Such chairperson shall establish such other rules as may from time to time be necessary and proper for the conduct of business of the Committee. In the event of a tie vote on any issue, the chairperson’s vote shall decide the issue.

In addition, at the first meeting of the Committee held following each year’s annual meeting of shareholders, the chair, in consultation with the other members of the Committee, shall determine the list of items to be addressed by the Committee during the coming year. The chair will ensure that the aforementioned list is circulated to each member of the Committee as well as each of the other directors no later than five business days after the first meeting of the Committee held following the annual meeting of shareholders.

The Committee may invite members of management and other persons to its meetings as it may deem desirable or appropriate. The Committee shall report regularly (not less than once per year) to the Board summarizing the Committee’s actions and any significant issues considered by the Committee.

IV.    Committee Duties and Responsibilities

In carrying out its responsibilities, the Committee shall establish and maintain flexible policies and procedures, in order to best react to changing conditions and to ensure to the directors and shareholders that the design, approval, and evaluation of the executive and director compensation plans, policies, and programs of the Company are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the Compensation Committee shall:

•	Review and discuss with management and assist in the preparation of the Compensation Discussion and Analysis required by relevant SEC rules.

•

Recommend to the Board, if appropriate, that the Compensation Discussion and Analysis be included, as applicable, in the Company’s annual report on Form 10-K, proxy statement on Schedule 14A or information statement on Schedule 14C, when required.

•

Prepare the report required by the SEC to be included, as applicable, in the Company’s annual report on Form 10-K, proxy statement on Schedule 14A or information statement on Schedule 14C, when required.

•	Make decisions for or recommendations to the Board with respect to the compensation of all directors, officers and other key executives.

•	Establish, approve and evaluate compensation plans, policies, and programs for director’s service on the Board and its committees.

•

Establish, approve, evaluate and make recommendations to the Board regarding the Company’s compensation plans, policies and programs, including the Company’s incentive compensation plans and equity-based plans. The Committee shall have and shall exercise all the authority of the Board with respect to the administration of such plans, policies and programs.

•

Review and approve on an annual basis, corporate goals and objectives relevant to Chief Executive Officer (“CEO”) compensation, evaluate the CEO’s performance in light of whether the goals and objectives have been achieved and set the CEO’s compensation levels based on this evaluation. The Committee will also consider the Company’s performance, shareholder returns, the value of similar incentive awards to chief executive officers at comparable companies, awards given to the CEO in past years, the Company’s compliance with all applicable laws and regulations, the provision of quality services to the Company’s customers and any other factors the Committee deems relevant to determine the long-term incentive compensation of the CEO.

•	Review and approve, at least annually, for each and any executive officer and other key executives of the Company:

(i)	the annual base salary level;

(ii)	the annual incentive opportunity level;

(iii)	the long-term incentive opportunity level;

(iv)	employment agreements, severance arrangements and change in control provisions/agreements, in each case as, when, and if appropriate;

(v)	any bonus; and

(vi)	any special or supplemental benefits.

•	Review and reassess the adequacy of this charter annually and recommend to the Board any changes deemed appropriate by the Committee.

•	Review its own performance at least annually as required under “Performance Evaluation” below.

•	Report regularly to the Board at least four times per year.

•	Perform any other activities consistent with this Charter, the Company’s by-laws and governing law, as the Nominating and Corporate Governance Committee or the Board deems necessary or appropriate.

V.    Delegation to Subcommittee

The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.

VI.    Performance Evaluation

The Committee shall produce and provide to the Board an annual performance evaluation of the Committee, which evaluation shall compare the performance of the Committee with the requirements of this charter. The performance evaluation shall also recommend to the Board any improvements to the Committee’s charter deemed necessary or desirable by the Committee. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Committee or any other individual designated by the Committee to make this report.

VII.    Resources and Authority of the Committee

The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities. The Committee shall have the sole authority to retain or terminate compensation consultants to assist the Committee in the evaluation of director, CEO or senior executive compensation. The Committee shall also have the sole authority to determine the terms of engagement and the extent of funding necessary for payment of compensation to any consultant retained to advise the Committee.

Last revised: February 20, 2007

Appendix C

ROTECH HEALTHCARE INC.

CHARTER OF THE

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

OF THE BOARD OF DIRECTORS

I.    Purposes of Committee

The purposes of the Nominating and Corporate Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of Rotech Healthcare Inc. (the “Company”) are to (i) identify and recommend individuals to the Board for nomination as members of the Board and its committees (including this Committee), (ii) develop and recommend to the Board, and review on an ongoing basis, a set of corporate governance principles applicable to the Company (the “Corporate Governance Guidelines”) and (iii) oversee the evaluation of the performance of the Board and management, including the Company’s Chief Executive Officer.

II.    Committee Membership and Removal

The Committee shall consist solely of three or more independent directors (“Independent Directors”) (as determined by the Board of Directors), each of whom shall satisfy the independence requirements established by the Securities and Exchange Commission, The Nasdaq Stock Market, Inc. (“Nasdaq”) Marketplace Rules and any other applicable regulatory requirements (subject to any applicable exceptions to such requirements).

The members of the Committee shall be appointed by the Board. Candidates to fill subsequent vacancies in the Committee shall be recommended by the Committee as set forth below and appointed by the Board. Members shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

The entire Committee or any individual Committee member may be removed from office with or without cause by the affirmative vote of a majority of the Board. Any Committee member may resign effective upon giving written notice to the Chairman of the Board (unless the notice specifies a later time for the effectiveness of such resignation).

III.    Committee Structure and Operations

The Board shall designate one member of the Committee to serve as Committee chairperson by a majority vote of the full Board. The chairperson shall determine the agenda (in consultation with the members of the Board and with management), the frequency and the length of meetings. In addition, any Board member shall be entitled to include additional subjects on the agenda for each Committee meeting, as applicable. Such chairperson shall establish such other rules as may from time to time be necessary and proper for the conduct of business of the Committee. In the event of a tie vote on any issue, the chairperson’s vote shall decide the issue. The Committee shall meet in person or telephonically at least twice a year at a time and place determined by the Committee chairperson, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Committee or its chairperson.

The Committee may invite members of management and other persons to its meetings as it may deem desirable or appropriate. The Committee shall report regularly (not less than once per year) to the Board summarizing the Committee’s actions and any significant issues considered by the Committee.

IV.    Committee Duties and Responsibilities

The duties and responsibilities of the Committee include the following:

1.    To make recommendations to the Board from time to time as to changes that the Committee believes to be desirable to the size and/or composition of the Board or any committee thereof.

2.    To identify individuals believed to be qualified to become Board members (including conducting the appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates), to recommend to the Board the nominees to stand for election as directors at the annual meeting of stockholders or, if applicable, at a special meeting of stockholders, and in each case to provide to the Board the Committee’s assessment whether such individual would be considered independent. In the case of a vacancy in the office of a director (including a vacancy created by an increase in the size of the Board), the Committee shall recommend to the Board an individual to fill such vacancy. In recommending candidates for Board membership, the Committee shall take into consideration the criteria set forth in the Corporate Governance Guidelines, which include judgment, character, high ethics and standards, integrity, skills, diversity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. As necessary, the Committee will establish additional criteria for the selection of new directors to serve on the Board. The Corporate Governance Guidelines shall set forth the nomination process with respect to Board membership. The Committee will consider nominations submitted by stockholders so long as such nominations are made in accordance with the procedures set forth in the Company’s by-laws and the Corporate Governance Guidelines. The Committee will also consider candidates proposed by management and any member of the Board.

3.    To develop and recommend to the Board standards to be applied in making determinations as to the absence of material relationships between the Company and a director or member of senior management, as well as making the initial assessment as to whether a director is otherwise independent under the Nasdaq Marketplace Rules. The Committee will also recommend to the Board any modifications to these standards that the Committee deems desirable, and provide to the Board the Committee’s assessment of which directors should be deemed independent under any recommended modifications of the standards.

4.    To review the structure of the Board’s committees and to recommend to the Board for its approval directors to serve as members of each committee, and where appropriate, make recommendations regarding the removal of any member of any committee. To identify, as needed, Board members qualified to fill vacancies on any committee of the Board (including this Committee) and to recommend that the Board appoint the identified member or members to the respective committee. In recommending a candidate for committee membership, the Committee shall take into consideration the factors set forth in the charter of that committee, if any, as well as any other factors it deems appropriate, including, without limitation, the consistency of the candidate’s experience with the goals of the committee and the interplay of the candidate’s experience with the experience of other committee members.

5.    Establish procedures for the Committee to exercise oversight of the evaluation of management and the Board. The Committee shall report to the Board following the end of each fiscal year with an evaluation of the Board’s performance of its duties and responsibilities during the preceding fiscal year with the objective of improving the effectiveness of the Board. The performance evaluation shall be conducted in such manner as the Committee deems appropriate.

6.    To annually conduct an evaluation of the performance of the Chief Executive Officer and, through its chairperson, to communicate this evaluation to the Chief Executive Officer and the chairperson of the Compensation Committee. The performance evaluation shall be conducted in such manner as the Committee deems appropriate.

7.    Make recommendations to the Board with respect to potential successors to the Chief Executive Officer and, with the participation of the Chief Executive Officer, develop and recommend to the Board management succession and career development plans with respect to the Company’s senior management including, the President, Chief Operating Officer, Chief Financial Officer, Chief Legal Officer, Chief Information Officer and any other officer that the Board deems necessary or appropriate. The Committee should review and concur in the management succession plan at least once a year.

8.    Develop and recommend to the Board a set of Corporate Governance Guidelines applicable to the Company, and to review the Corporate Governance Guidelines at least once a year.

9.    Review a director’s continuation on the Board in the event that (i) a director’s principal occupation or business association changes substantially from the position he or she held when originally invited to join the Board, (ii) a director becomes involved in a current or potential conflict of interest or (iii) a director becomes unable to spend the time required to carry out his or her responsibilities as a director or becomes disabled and recommend to the Board whether, under the circumstances, such director should continue to serve on the Board.

10.    Prepare and issue the evaluation required under “Performance Evaluation” below.

11.    Review and reassess the adequacy of this charter annually and recommend to the Board any changes deemed appropriate by the Committee.

12.    Any other duties or responsibilities expressly delegated to the Committee by the Board from time to time.

13.    In accordance with the Company’s by-laws, consider and recommend to the Board whether to accept an incumbent director’s offer to resign (as required by the Company’s by-laws) in the event such director fails to receive the required vote for re-election. The director whose resignation is under consideration may not participate in any deliberation or vote of the Committee or Board regarding that resignation. Notwithstanding the foregoing, in the event that no nominee for director receives the vote required in the Company’s by-laws, the Committee will make a final determination as to whether the Board will accept any or all resignations, including those resignations from the members of the Committee. The Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation.

V.    Delegation to Subcommittee

The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.

VI.    Performance Evaluation

The Committee shall produce and provide to the Board an annual performance evaluation of the Committee, which evaluation shall compare the performance of the Committee with the requirements of this charter. The performance evaluation shall also recommend to the Board any improvements to the Committee’s charter deemed necessary or desirable by the Committee. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Committee or any other individual designated by the Committee to make this report.

VII.    Resources and Authority of the Committee

The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the Board or management. The Committee also shall have sole authority to retain and to terminate any search firm to be used to assist it in identifying candidates to serve as directors of the Company, including sole authority to approve fees payable to such search firm and other terms of retention.

Last revised: April 2008

Appendix D

ROTECH HEALTHCARE INC.

CORPORATE GOVERNANCE GUIDELINES

I.    Introduction

The Board of Directors (the “Board”) of Rotech Healthcare Inc. (the “Company”), acting on the recommendation of its Nominating and Corporate Governance Committee, has adopted these corporate governance principles (the “Guidelines”) to promote the effective functioning of the Board and its Committees (as defined below), to promote the interests of stockholders, and to ensure a common set of expectations as to how the Board, its various Committees, individual directors and management should perform their functions. The Guidelines, in conjunction with the Company’s Certificate of Incorporation, by-laws and Board Committee charters, form the framework for governance of the Company.

II.    Board Mission and Objective

The Board is elected by the Company’s stockholders to provide oversight and strategic guidance to senior management. The Board’s primary objective is to represent the interests of the Company and its stockholders in maintaining and enhancing the success of the Company’s business, including optimizing long-term returns to increase stockholder value.

III.    Board Composition and Size

The members of the Board should collectively possess a broad range of skills, expertise, industry and other knowledge, and business and other experience useful to the effective oversight of the Company’s business. A majority of the Board shall consist of directors who the Board has determined are “independent” (an “Independent Director”) under applicable Securities and Exchange Commission rules, The Nasdaq Stock Market, Inc. Marketplace Rules and any other applicable regulatory requirements. The Board, taking into consideration the recommendations of the Nominating and Corporate Governance Committee, will assess its size from time to time.

IV.    Policy Regarding Chairman and Chief Executive Officer

The Board shall select its chairman (the “Chairman”) and the Company’s Chief Executive Officer in any way it considers in the best interests of the Company. Therefore, the Board does not have a policy on whether the role of Chairman and Chief Executive Officer should be separate or combined and, if it is to be separate, whether the Chairman should be selected from the Independent Directors or should be an employee of the Company.

V.    Selection of Directors

Nominations and Appointments. The Board as a whole will be responsible for nominating individuals for election to the Board by the stockholders and for filling vacancies on the Board that may occur between annual meetings of the stockholders. Subject to the right of the Board to decide otherwise when deemed appropriate, the Chief Executive Officer of the Company generally should be a director. The Board’s Nominating and Corporate Governance Committee shall be responsible for identifying and recommending to the Board qualified candidates for Board membership, based primarily on the following criteria:

•	judgment, character, high ethics and standards, integrity, expertise, skills and knowledge useful to the oversight of the Company’s business;

•	diversity of viewpoints, backgrounds, experiences and other demographics;

•	the relevance of the candidate’s experience to the business of the Company including, the candidate’s experience with businesses and other organizations of comparable size to the Company;

•	the ability to contribute to the evaluation of the existing management of the Company;

•	the candidate’s independence from conflict or direct economic relationship with the Company;

•

the ability of the candidate to attend Board and Committee meetings regularly and devote an appropriate amount of effort in preparation for those meetings and to otherwise function effectively as a director;

•	the ability and willingness to represent the stockholders’ short and long term economic interests;

•	the extent to which the candidate would be a desirable addition to the Board and any committees of the Board; and

•

the extent to which the interplay of the candidate’s expertise, skills, knowledge and experience with that of other Board members will build a Board that is effective and responsive to the needs of the Company and its stockholders.

In addition to the foregoing standards, the incumbent directors will be evaluated for re-nomination based on the following criteria:

•	adequate preparation for Board and Committee meetings, including a thorough review of and familiarity with any materials supplied before each meeting;

•	participation in and contributions to Board and Committee discussions;

•	providing advice and counsel to management of the Company;

•	regular attendance at Board and Committee meetings; and

•	maintaining an independent familiarity with the external environments in which the Company operates especially in the director’s own particular fields of expertise.

In considering nominees for director, the Nominating and Corporate Governance Committee shall review the qualifications of available candidates that are brought to the attention of the Committee by directors and management or identified by the Committee through the use of search firms or otherwise, in each case consistent with criteria approved by the Board. The Nominating and Corporate Governance Committee shall also be responsible for initially assessing whether a candidate would be an Independent Director.

The Nominating and Corporate Governance Committee shall also give appropriate consideration to candidates for Board membership nominated by stockholders in accordance with the Company’s by-laws, and shall evaluate such candidates in the same manner as other candidates identified to the Committee. The Company will disclose any material changes to its procedures by which a stockholder may submit nominations in its annual report on Form 10-K or quarterly report on Form 10-Q for the period in which such changes occur.

Members of the Nominating and Corporate Governance Committee shall discuss and evaluate possible candidates in detail prior to recommending them to the Board. The Board, taking into consideration the recommendations of the Nominating and Corporate Governance Committee, shall be responsible for proposing a slate of nominees for election to the Board by the stockholders and, in the case of a vacancy in the office of a director (including a vacancy created by an increase in the size of the Board), the Committee shall recommend to the Board an individual to fill such vacancy, with primary emphasis on the criteria set forth above. The Board, taking into consideration the assessment of the Nominating and Corporate Governance Committee, shall also make a determination as to whether a nominee or appointee would be an Independent Director.

Invitations. The invitation to join the Board should be extended by the Board, the Chairman or the chairperson of the Nominating and Corporate Governance Committee.

VI.    Continuation as a Director

Change in Position. When a director has a substantial change in the principal occupation or business association from the position he or she held when originally invited to join the Board, becomes involved in a current or potential conflict of interest, becomes unable to spend the time required to carry out his or her responsibilities as a member of the Board or becomes disabled, the director must promptly inform the chairperson of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee shall review such director’s continuation on the Board, particularly in the case of an Independent Director to determine whether such director would still be considered independent. The Nominating and Corporate Governance Committee shall then recommend to the Board whether under the circumstances, such director should continue to serve on the Board. No member of the Board whose Board membership is being reviewed shall participate in the review process or vote on the matter.

No Term Limits. A director may be reelected to any number of one-year terms. The Board believes that much of the knowledge of the Company’s operations, management and businesses is cumulative, and so long as a director is deemed by the Board to meet the criteria for board service, there shall be no term limits with respect to the reelection of directors.

Retirement. As a general matter, a retiring Chief Executive Officer (or other Officer/Director) will resign from the Board at the time of his/her retirement from the Company.

VII.    The Committees of the Board

The Board shall have at least three Committees: (1) the Audit Committee, (2) the Compensation Committee and (3) the Nominating and Corporate Governance Committee (collectively, the “Committees” and each a “Committee”). Each Committee shall have a written charter. Each Committee shall report regularly to the Board summarizing the Committee’s actions and any significant issues considered by the Committee.

Each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee shall be composed of no fewer than three members. Each Committee member must satisfy the membership requirements set forth in the relevant Committee charter. A director may serve on more than one Committee.

VIII.    Board and Committee Meetings

The Board shall have at least five meetings each year. Special meetings of the Board will be called at the request of the Chairman of the Board, the Chief Executive Officer or a majority of the Board then in office, who may also fix the time and place of the meetings. Notice of special meetings of the Board will be given or waived pursuant to the Company’s by-laws. The Board may participate in meetings by telephone conference or similar means. The Board may act by unanimous written consent in lieu of a meeting.

Each Committee shall have the number of meetings provided for in its charter, with further meetings to occur (or action to be taken by unanimous written consent) when deemed necessary or desirable by the Committee or its chairperson.

The agenda for each Board meeting and Committee meeting shall be established by the Chairman of the Board and Committee chairperson, respectively, in each case, in consultation with the members of the Board and with management. Any Board member shall be entitled to include additional subjects on the agenda for each Board and Committee meeting, as applicable. Although management will seek to provide appropriate materials in advance of Board and Committee meetings, this will not always be consistent with the timing of transactions and the operations of the business, and in certain cases it may not be possible to circulate materials in advance of the meeting.

At least annually, the Chairman of the Board shall issue to the other Board members a schedule of the foreseeable primary agenda subjects intended to be discussed by the Board, and each Committee’s chairperson shall issue to the other Committee members a schedule of the foreseeable primary agenda subjects intended to be discussed by the Committee.

Unless a Committee expressly determines otherwise, the agenda, materials and minutes for each Committee meeting shall be available to all directors, and all directors shall be free to attend any Committee meeting. In addition, all directors, whether or not members of the Committee, shall be free to make suggestions to a Committee chairperson for additions to the agenda of his or her Committee or to request that an item from a Committee agenda be considered by the Board.

IX.    Executive Sessions

To ensure free and open discussion and communication among the non-management directors, these directors shall have regularly scheduled meetings in executive session at least twice a year with no members of management present. The Chairman of the Board (provided that he or she is a non-management director), or if not available, the chairperson of the Nominating and Corporate Governance Committee shall preside at the executive sessions, unless the non-management directors determine otherwise. These executive sessions shall also constitute meetings of the Nominating and Corporate Governance Committee, with any directors who are not members of such Committee attending by invitation.

The executive sessions shall serve as the forum for the annual evaluation of the performance of the Chief Executive Officer and other members of senior management, the annual review of the plan for management succession and the annual evaluation of the performance of the Board.

If the non-management directors of the Company include directors that are not Independent Directors, the Board shall at least twice a year schedule an executive session including only Independent Directors.

X.    Board Responsibilities

The business and affairs of the Company are managed by or under the direction of the Board in accordance with Delaware law. The Board’s responsibility is to provide direction and oversight. The Board oversees the performance of the Company’s business and management. The management of the Company is responsible for presenting strategic plans to the Board for review and approval and for implementing the Company’s strategic plan. In performing their duties, the principal responsibility of the directors is to exercise their business judgment in the best interests of the Company and its stockholders.

Certain specific corporate governance functions of the Board are set forth below:

1.    Chief Executive Officer and Senior Management Evaluation. The Board, acting through the Nominating and Corporate Governance Committee, shall annually conduct an evaluation of the performance of the Chief Executive Officer. The chairperson of the Nominating and Corporate Governance Committee shall communicate such evaluation to the Chief Executive Officer and to the chairperson of the Compensation Committee. The Chief Executive Officer shall annually conduct an evaluation of the performance of the members of senior management and present such evaluations to the Board annually.

2.    Management Succession. The Board, acting through the Nominating and Corporate Governance Committee, shall develop with the participation of the Chief Executive Officer a management succession plan, to ensure a continuity in senior management. The plan shall include an assessment of senior management experience, performance, skills and planned career paths.

3.    Director Compensation. The Company’s by-laws give the Board the authority to fix the compensation of directors. The Compensation Committee shall periodically review the form and amounts of director compensation and make recommendations to the Board with respect thereto. The Board shall set the form and amounts of director compensation, taking into account the time devoted and contributions made by the directors, as well as director compensation levels at industry competitors and the recommendations of the Compensation Committee. Only non-management directors shall receive compensation for services as a director.

4.    Reviewing and Approving Significant Transactions. Board approval of particular transactions may be appropriate because of several factors, including:

•	legal or regulatory requirements,

•	the materiality of the transaction of the Company’s financial performance, risk profile or business;

•	the terms of the transaction, or

•	other factors, such as the entering into of a new line of business or a variation from the Company’s strategic plan.

XI.    Expectations for Directors

The Board has developed a number of specific expectations of directors to promote the discharge by the directors of their responsibilities and to promote the efficient conduct of the Board’s business. It is understood that the non-management directors are not full-time employees of the Company.

1.    Committee and Attendance. All directors should make every effort to attend meetings of the Board and the Committees of which they are members. All directors should make every effort to attend the Company’s annual meeting. Attendance by telephone or video conference may be used to facilitate a director’s attendance.

2.    Participation in Meetings. Each director should be sufficiently familiar with the business of the Company, including its financial statements and capital structure, and the risks and the competition it faces, to ensure active and effective participation in the deliberations of the Board and of each Committee on which he or she serves. Upon request, management shall make appropriate personnel available to answer any questions a director may have about any aspect of the Company’s business. Directors should also review the materials provided by management and advisors in advance of the meetings of the Board and its Committees and should arrive prepared to discuss the issues presented.

3.    Loyalty and Ethics. In their roles as directors, all directors owe a duty of loyalty to the Company. This duty of loyalty mandates that the best interests of the Company take precedence over any interest possessed by a director. The Company has also adopted a Code of Ethics which is applicable to Directors.

4.    Other Directorships and Significant Activities. The Company values the experience directors bring from other boards on which they serve and other activities in which they participate, but recognizes that those boards and activities may also present demands on a director’s time and availability and may present conflicts or legal issues, including independence issues. Directors should advise the chairperson of the Nominating and Corporate Governance Committee and the Chief Executive Officer before accepting membership on other boards of directors or any audit committee or other significant committee assignment on any other board of directors, or establishing other significant relationships with businesses, institutions, governmental units or regulatory entities, particularly those that may result in significant time commitments or a change in the director’s relationship to the Company.

5.    Contact with Management and Employees. All directors shall be free to contact the Chief Executive Officer at any time to discuss any aspect of the Company’s business. Directors shall also have access to other officers and employees of the Company. The Board expects that there will be frequent opportunities for directors to meet with the Chief Executive Officer and other members of management in Board and Committee meetings, or in other formal or informal settings.

Further, the Board encourages management to bring into Board meetings from time to time (or otherwise make available to Board members) individuals who can provide additional insight into the items being discussed because of personal involvement and substantial knowledge in those areas.

6.    Speaking on Behalf of the Company. It is important that the Company speak to employees and outside constituencies with a single voice, and that management serve as the primary spokesperson. If a situation does arise in which it seems necessary for a non-management director to speak on behalf of the Company to one of these constituencies, the director should consult with the Chief Executive Officer.

7.    Confidentiality. The proceedings and deliberations of the Board and its Committees shall be confidential. Each director shall maintain the confidentiality of information received in connection with his or her services as a director.

XII.    Evaluating Board and Committee Performance

The Board, acting through the Nominating and Corporate Governance Committee, shall conduct an annual self-evaluation. Each Committee shall conduct an annual self-evaluation as provided for in its respective charter.

XIII.    Evaluation of Corporate Governance Guidelines

The Board recognizes that these Guidelines must continue to evolve to meet the changing needs of the Company and its stockholders and changing requirements. The Board, with the assistance of its Nominating and Corporate Governance Committee, will periodically review these Guidelines to determine whether any changes are appropriate.

XIV.    Orientation and Continuing Education

Management, working with the Board, shall provide an orientation process for new directors, including background material on the Company and its business. Such orientation process shall include presentations by senior management. As appropriate, management shall prepare additional educational sessions for directors on matters relevant to the Company and its business.

XV.    Director Access to Outside Advisors and Reliance on Management and Outside Advice

The Board and each Committee have the power to hire independent legal, financial or other advisors as they may deem necessary, without consulting or obtaining the approval of any officer of the Company in advance. In performing its functions, the Board shall be entitled to rely on the advice, reports and opinions of management, counsel, accountants, auditors and other advisors. Except as otherwise provided in a charter of a Committee, the Board shall have the resources and authority appropriate to discharge its duties and responsibilities, as it deems appropriate.

XVI.    Communications with Directors

Stockholders may send communications to the Board by mail to the Company’s Corporate Secretary at Rotech Healthcare Inc., 2600 Technology Drive, Suite 300, Orlando, Florida 32804. Any communications should be addressed to the attention of the Board as a whole or to specific Board members.

Stockholders desiring to limit or direct their communications to non-employee directors only should so indicate in the communication and direct the communication to the Chairperson of the Nominating and Corporate Governance Committee.

The Company’s general policy is to forward, and not to intentionally screen, any mail received at the Company’s corporate office that is addressed to the attention of the Board or to a specific Board member unless the Company believes the communication may pose a security risk.

Last revised: September 27, 2005

ROTECH HEALTHCARE INC.

PROXY FOR COMMON STOCKHOLDERS FOR

THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON TUESDAY, JUNE 24, 2008

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned common stockholder of Rotech Healthcare Inc. (the “Company”) hereby appoints each of Philip L. Carter and Rebecca L. Myers, attorneys and proxies, each with full power of substitution, to represent the undersigned and vote all shares of common stock of the Company which the undersigned is entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of the Company to be held at the Hyatt Regency, Orlando International Airport, 9300 Airport Boulevard, Orlando, Florida on Tuesday, June 24, 2008 at 8:30 a.m., local time, and at any adjournments thereof, with respect to the proposals hereinafter set forth and upon such other matters as may properly come before the Annual Meeting and any adjournments thereof.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES AS DIRECTORS OF THE COMPANY, “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS THEREOF. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING NOTICE OF ANNUAL MEETING AND PROXY STATEMENT.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

ROTECH HEALTHCARE INC.

June 24, 2008

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

i Please detach along perforated line and mail in the envelope provided. i

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES AND THE PROPOSALS LISTED BELOW. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

				FOR	AGAINST	ABSTAIN
1. ELECTION OF DIRECTORS:		2.	RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008.	☐	☐	☐
	NOMINEES:

☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	O Arthur J. Reimers O Philip L. Carter O James H. Bloem O Edward L. Kuntz O Arthur Siegel	3.	IN THEIR DISCRETION, THE ABOVE NAMED PROXIES ARE AUTHORIZED TO VOTE IN ACCORDANCE WITH THEIR OWN JUDGMENT ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.	☐	☐	☐
		This proxy, when properly executed, will be voted in the manner directed herein by the undersigned common stockholder.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●		If a nominee is unable or unwilling to serve at the time of election, the persons named as proxies will have the right to vote according to their judgment for another person instead of such unavailable nominee.

		The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement and hereby revokes any proxy or proxies heretofore given. You may strike out the persons named as proxies and designate a person of your choice, and may send this proxy directly to such person.

To change the address on your account, please check the box at right and indicate your new address in the address space above.
Please note that changes to the registered name(s) on the
account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.